Exhibit 4(a)4
DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED
As of December 31, 2021, The Southern Company (the “Company”) had the following series of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”):
•Common Stock, Par Value $5.00 Per Share (the “Common Stock”);
•Series 2017B 5.25% Junior Subordinated Notes due December 1, 2077 (the “Series 2017B Junior Subordinated Notes”);
•Series 2020A 4.95% Junior Subordinated Notes due January 30, 2080 (the “Series 2020A Junior Subordinated Notes”);
•Series 2020C 4.20% Junior Subordinated Notes due October 15, 2026 (the “Series 2020C Junior Subordinated Notes”);
•Series 2021B 1.875% Fixed-to-Fixed Reset Rate Junior Subordinated Notes due September 15, 2081 (the “Series 2021B Junior Subordinated Notes”); and
•2019 Series A Corporate Units (the “Corporate Units”).

The Series 2021B Junior Subordinated Notes are denominated in euro. The Series 2017B Junior Subordinated Notes, the Series 2020A Junior Subordinated Notes and the Series 2020C Junior Subordinated Notes are denominated in U.S. dollars and are referred to herein together as the “Junior Subordinated Notes.”

Description of the Common Stock
The following description of the Common Stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Company’s Restated Certificate of Incorporation, which is included as an exhibit to the Company’s Annual Report on Form 10-K of which this summary is a part.
The authorized capital stock of the Company currently consists of 1,500,000,000 shares of Common Stock. As of December 31, 2021, there were 1,059,975,046 shares of Common Stock issued and outstanding.
All shares of Common Stock participate equally with respect to dividends and rank equally upon liquidation. Each holder is entitled to one vote for each share held. The vote of two-thirds of the outstanding Common Stock is required to authorize or create preferred stock or to effect certain changes in the charter provisions affecting the Common Stock. No stockholder is entitled to preemptive rights.
The outstanding shares of Common Stock are fully paid and nonassessable by the Company and, therefore, are not subject to further calls or assessment by the Company.
The Common Stock is listed on the New York Stock Exchange under the symbol “SO”.
The transfer agent and registrar for the Common Stock is currently Equiniti Trust Company.

Description of the Junior Subordinated Notes
The following description of the Junior Subordinated Notes is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Subordinated Note Indenture dated as of October 1, 2015, as supplemented (the “Subordinated Note Indenture”), between the Company and Computershare Trust Company, N.A., as successor trustee (the “Subordinated Note Indenture Trustee”). The Subordinated Note Indenture and all supplements thereto are included as exhibits to the Company’s Annual Report on Form 10-K of which this summary is a part.
The terms “Additional Interest”, “Business Day”,“Event of Default”, “Interest Payment Date”, “Optional Deferral Period”, and “Rating Agency Event”, as used in this Description of the Junior Subordinated Notes, have the meanings ascribed to them in this Description of the Junior Subordinated Notes.
General
Each series of Junior Subordinated Notes was issued as a series of junior subordinated notes under the Subordinated Note Indenture. Each Series of Junior Subordinated Notes was initially issued in the applicable aggregate principal amount shown in the table below. The Company may, at any time and without the consent of the holders of any series of Junior Subordinated Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as any series of Junior Subordinated Notes (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). Any additional notes having such similar terms, together with the applicable series of Junior Subordinated Notes, will constitute a single series of junior subordinated notes under the Subordinated Note Indenture.
Unless earlier redeemed, the entire principal amount of each series of Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on the applicable date set forth in the table below. The Junior Subordinated Notes are not subject to any sinking fund provision. Each series of Junior Subordinated Notes is available for purchase in denominations of $25.00 and integral multiples of $25.00 in excess thereof.

Series	Original Issuance Amount	Maturity Date
Series 2017B Junior Subordinated Notes	$450,000,000	December 1, 2077
Series 2020A Junior Subordinated Notes	$1,000,000,000	January 30, 2080
Series 2020C Junior Subordinated Notes	$750,000,000	October 15, 2060

Interest
Each Series of Junior Subordinated Notes bears interest at the applicable rate per annum set forth in the table below (the “Securities Rate”). Subject to the Company’s right to defer interest payments as described below, interest is payable quarterly in arrears on the applicable dates set forth in the table below of each year (each an “Interest Payment Date”) to the person in whose name such Junior Subordinated Note is registered at the close of business (i) on the Business Day (as defined below) immediately preceding such Interest Payment Date if such Junior Subordinated Notes are in book-entry only form or (ii) on the 15th calendar day preceding such Interest Payment Date if such Junior Subordinated Notes are not in book-entry only form (whether or not a Business Day), provided that interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. The amount of interest payable is computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any series of Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

Series	Securities Rate	Interest Payment Dates
Series 2017B Junior Subordinated Notes	5.25%	March 1, June 1, September 1, December 1
Series 2020A Junior Subordinated Notes	4.95%	January 30, April 30, July 30, October 30
Series 2020C Junior Subordinated Notes	4.20%	January 15, April 15, July 15, October 15

“Business Day” means a day other than (i) a Saturday or Sunday, (ii) a day on which banks in New York, New York are authorized or obligated by law or executive order to remain closed or (iii) a day on which the Subordinated Note Indenture Trustee’s corporate trust office is closed for business.
Payment of principal of any Junior Subordinated Notes will be made only against surrender to the paying agent of such Junior Subordinated Notes. Principal of and interest on Junior Subordinated Notes will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as the Company may designate from time to time, except that, at the option of the Company, payment of any interest may be made by wire transfer or other electronic transfer or by check mailed to the address of the person entitled to an interest payment as such address shall appear in the security register with respect to the applicable series of Junior Subordinated Notes. Payment of interest on Junior Subordinated Notes on any applicable Interest Payment Date will be made to the person in whose name such Junior Subordinated Notes are registered at the close of business on the record date for such interest payment.
The Subordinated Note Indenture Trustee acts as paying agent with respect to each series of the Junior Subordinated Notes. The Company may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts with respect to any series of Junior Subordinated Notes.
All moneys paid by the Company to a paying agent for the payment of the principal of or interest on the Junior Subordinated Notes of any series which remain unclaimed at the end of two years after such principal or interest shall have become due and payable will be repaid to the Company, and the holder of such Junior Subordinated Notes will from that time forward look only to the Company for payment of such principal and interest.
Option to Defer Interest Payments
So long as no Event of Default (as defined below) under the Subordinated Note Indenture has occurred and is continuing, at the Company’s option, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on any series of Junior Subordinated Notes by extending the interest payment period for up to 40 consecutive quarterly periods (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments with respect to a series of Junior Subordinated Notes may not extend beyond the maturity date of such series or end on a day other than an Interest Payment Date with respect to such series. Any deferred interest on a series of Junior Subordinated Notes will accrue additional interest at the applicable Securities Rate from the applicable Interest Payment Date to the date of payment, compounded quarterly (such deferred interest and additional interest accrued thereon, “Additional Interest”), to the extent permitted under applicable law. No interest will be due and payable on such series of Junior Subordinated Notes until the end of the applicable Optional Deferral Period, except upon a redemption of such series of Junior Subordinated Notes during such Optional Deferral Period.
At the end of an Optional Deferral Period or on any redemption date, the Company will be obligated to pay all accrued and unpaid interest, including any Additional Interest with respect to the applicable series of Junior Subordinated Notes. Once the Company pays all accrued and unpaid interest payments on the applicable series of Junior Subordinated Notes, including any Additional Interest, the Company can again defer interest payments on such series of Junior Subordinated Notes as described above, but not beyond the maturity date of such series.
The Company is required to provide to the Subordinated Note Indenture Trustee written notice of any optional deferral of interest at least 10 and not more than 60 Business Days prior to the earlier of (1) the next applicable Interest Payment Date or (2) the date, if any, upon which it is required to give notice of such Interest Payment Date or the record date therefor to the New York Stock Exchange or any applicable self-regulatory organization. In addition, the Company is required to deliver to the Subordinated Note Indenture Trustee an officers’ certificate stating that no default or Event of Default shall have occurred and be continuing. Subject to receipt of the officers’ certificate, the Subordinated Note Indenture Trustee is required to promptly forward such notice to each holder of record of the applicable series of Junior Subordinated Notes.
Certain Limitations During an Optional Deferral Period
During an Optional Deferral Period, subject to the exceptions noted below, the Company shall not:
•declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or
•make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior to the Junior Subordinated Notes.
None of the foregoing, however, shall restrict:
•any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock;
•the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
•dividends, payments or distributions payable in shares of capital stock;

•redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan; or
•any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.
Listing
Each series of Junior Subordinated Notes is listed on the New York Stock Exchange under the applicable symbol set forth in the table below.

Series	Trading Symbol
Series 2017B Junior Subordinated Notes	SOJC
Series 2020A Junior Subordinated Notes	SOJD
Series 2020C Junior Subordinated Notes	SOJE
Subordination
The Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined below) of the Company. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest) the Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Junior Subordinated Notes are paid in full.
The term “Senior Indebtedness” means, with respect to the Company, (i) any payment due in respect of indebtedness of the Company, whether outstanding at the date of execution of the Subordinated Note Indenture or incurred, created or assumed after such date, (a) in respect of money borrowed (including any financial derivative, hedging or futures contract or similar instrument) and (b) evidenced by securities, debentures, bonds, notes or other similar instruments issued by the Company that, by their terms, are senior or senior subordinated debt securities including, without limitation, all such obligations under its indentures with various trustees; (ii) all capital lease obligations; (iii) all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations of the Company under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and long-term purchase obligations); (iv) all obligations for the reimbursement of any letter of credit, banker’s acceptance, security purchase facility or similar credit transaction; (v) all obligations of the type referred to in clauses (i) through (iv) above of other persons the payment of which the Company is responsible or liable as obligor, guarantor or otherwise; and (vi) all obligations of the type referred to in clauses (i) through (v) above of other persons secured by any lien on any property or asset of the Company (whether or not such obligation is assumed by the Company), except for (1) any such indebtedness that is by its terms subordinated to or that ranks equally with the junior subordinated notes issued under the Subordinated Note Indenture and (2) any unsecured indebtedness between or among the Company or its affiliates. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions contained in the Subordinated Note Indenture irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.
The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred stockholders of each subsidiary.
Optional Redemption
At any time and from time to time on or after the applicable date set forth in the table below (the “Initial Optional Redemption Date”), the applicable series of Junior Subordinated Notes will be subject to redemption at the option of the Company in whole or in part upon not less than 30 nor more than 60 days’ notice, at a redemption price equal to 100% of the principal amount of the Junior Subordinated Notes being redeemed plus accrued and unpaid interest (including any Additional Interest) on the Junior Subordinated Notes being redeemed to the redemption date.

Series	Initial Optional Redemption Date
Series 2017B Junior Subordinated Notes	December 1, 2022
Series 2020A Junior Subordinated Notes	January 30, 2025
Series 2020C Junior Subordinated Notes	October 15, 2025

If notice of redemption is given as aforesaid, the Junior Subordinated Notes so to be redeemed will, on the redemption date, become due and payable at the redemption price together with any accrued and unpaid interest thereon, and from and after such date (unless the Company has defaulted in the payment of the redemption price and accrued interest) such Junior Subordinated Notes shall cease to bear interest. If any Junior Subordinated Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the applicable Securities Rate.
The Company may also redeem the applicable series of Junior Subordinated Notes before the applicable Initial Optional Redemption Date (i) in whole, but not in part, if certain changes in tax laws, regulations or interpretations occur, at the redemption price and under the circumstances described below under “—Right to Redeem Upon a Tax Event” and (ii) in whole, but not in part, if a rating agency makes certain changes in the equity credit criteria for securities such as the applicable series of Junior Subordinated Notes, at the redemption price and under the circumstances described below under “—Right to Redeem Upon a Rating Agency Event.”
Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Junior Subordinated Notes by tender, in the open market or by private agreement.
Right to Redeem Upon a Tax Event
Before the applicable Initial Optional Redemption Date, the Company may redeem, upon not less than 30 nor more than 60 days’ notice, in whole but not in part, any series of Junior Subordinated Notes following the occurrence of a Tax Event (as defined below), at the applicable percentage of the principal amount of such series set forth in the table below plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date.

Series	Percentage of Principal Amount
Series 2017B Junior Subordinated Notes	101%
Series 2020A Junior Subordinated Notes	101%
Series 2020C Junior Subordinated Notes	100%
A “Tax Event” happens when the Company has received an opinion of counsel experienced in tax matters that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or
•a threatened challenge asserted in writing in connection with the Company’s audit or an audit of any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the applicable series of Junior Subordinated Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after the date of the original issuance of the applicable series of Junior Subordinated Notes, there is more than an insubstantial risk that interest payable by the Company on such series of

Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.
Right to Redeem Upon a Rating Agency Event
Before the applicable Initial Optional Redemption Date, the Company may redeem, upon not less than 30 nor more than 60 days’ notice, in whole but not in part, any series of Junior Subordinated Notes following the occurrence of a Rating Agency Event (as defined below), at 102% of their principal amount plus any accrued and unpaid interest thereon (including any Additional Interest) to the redemption date.
“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization for purposes of assigning equity credit to securities such as the applicable series of Junior Subordinated Notes on the date of original issuance of such series, which change reduces the amount of equity credit assigned to such series as compared with the amount of equity credit that such rating agency had assigned to such series as of the date of original issuance thereof.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange Junior Subordinated Notes of any series during a period of 15 days immediately preceding the date notice is given identifying the Junior Subordinated Notes of such series called for redemption or (ii) issue, register the transfer of or exchange any Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Junior Subordinated Note being redeemed in part.
Events of Default
The following are the “Events of Default” with respect to each series of Junior Subordinated Notes:
•failure to pay principal of, or premium, if any, on or interest on the applicable series of Junior Subordinated Notes when due at maturity or earlier redemption;
•failure to pay interest on the applicable series of Junior Subordinated Notes (including Additional Interest) when due and payable (other than at maturity or upon earlier redemption) that continues for 30 days (subject to the Company’s right to optionally defer interest payments); or
•certain events of bankruptcy, insolvency or reorganization involving the Company.
With respect to each series of Junior Subordinated Notes, the term “Default” means the following event: default in the performance or breach of any covenant or warranty of the Company in the Subordinated Note Indenture (other than (i) a covenant or warranty a default in whose performance or whose breach is addressed in the preceding paragraph or (ii) certain other covenants and warranties inapplicable to such series of Junior Subordinated Notes), and continuance of such default or breach for a period of 90 days after specified written notice to the Company by the Subordinated Note Indenture Trustee, or to the Company and the Subordinated Note Indenture Trustee by the holders of at least 25% in principal amount of the outstanding Junior Subordinated Notes of such series.

The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Junior Subordinated Notes of such series. If an Event of Default occurs and is continuing with respect to the Junior Subordinated Notes of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may declare the principal amount of the Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Junior Subordinated Notes of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of such series may, by written notice to the Company and the Subordinated Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.
Upon the occurrence and continuance of a Default with respect to a series of Junior Subordinated Notes, the Subordinated Note Indenture Trustee and the holders of such series of Junior Subordinated Notes will have the same rights and remedies, and will be subject to the same limitations, restrictions, protections and exculpations, and the Company will be subject to the same obligations and restrictions, in each case, as would apply if such Default was an Event of Default or an event which after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued interest on such series of Junior Subordinated Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default will be null and void with respect to such series of Junior Subordinated Notes; provided, further that in case a Default has occurred and is continuing, the Subordinated Note Indenture Trustee will not be subject to the requirement to exercise, with respect to such series of Junior Subordinated Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.
The holders of not less than a majority in aggregate outstanding principal amount of the Junior Subordinated Notes of any series may, on behalf of the holders of all the Junior Subordinated Notes of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest (including Additional Interest) or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding Junior Subordinated Note of such series affected.

Modification
The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Junior Subordinated Notes of each series affected, to modify the Subordinated Note Indenture or the rights of the holders of the Junior Subordinated Notes of such series; provided that no such modification may, without the consent of the holder of each outstanding Junior Subordinated Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Junior Subordinated Note, or reduce the principal amount of any Junior Subordinated Note or the rate of interest (including Additional Interest) on any Junior Subordinated Note or any premium payable upon the redemption of any Junior Subordinated Note, or change the method of calculating the rate of interest on any Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Junior Subordinated Notes of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Junior Subordinated Notes in a manner adverse to such holder.
In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of and premium, if any, on and interest (including Additional Interest) on all the Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to Junior Subordinated Notes of any series, undertakes to perform, with respect to Junior Subordinated Notes of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to Junior Subordinated Notes of any series has occurred and is continuing, shall exercise, with respect to Junior Subordinated Notes of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of Junior Subordinated Notes of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Governing Law
The Subordinated Note Indenture and the Junior Subordinated Notes are governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company has the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

Description of the Series 2021B Junior Subordinated Notes
The following description of the Series 2021B Junior Subordinated Notes is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to the Subordinated Note Indenture. The Subordinated Note Indenture and all supplements thereto are included as exhibits to the Company’s Annual Report on Form 10-K of which this summary is a part.
The terms “Additional Interest”, “Business Day”, “Event of Default”, “Interest Payment Date”, “Optional Deferral Period”, and “Rating Agency Event”, as used in this Description of the Series 2021B Junior Subordinated Notes, have the meanings ascribed to them in this Description of the Series 2021B Junior Subordinated Notes.
General
The Series 2021B Junior Subordinated Notes were issued as a series of junior subordinated notes under the Subordinated Note Indenture. The Series 2021B Junior Subordinated Notes were initially issued in the aggregate principal amount of €1,250,000,000. The Company may, at any time and without the consent of the holders of the Series 2021B Junior Subordinated Notes, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Series 2021B Junior Subordinated Notes (except for the public offering price and issue date and the initial interest accrual date and initial Interest Payment Date (as defined below), if applicable). Any additional notes having such similar terms, together with the Series 2021B Junior Subordinated Notes, will constitute a single series of junior subordinated notes under the Subordinated Note Indenture.
Unless earlier redeemed, the entire principal amount of the Series 2021B Junior Subordinated Notes will mature and become due and payable, together with any accrued and unpaid interest thereon, on September 15, 2081. The Series 2021B Junior Subordinated Notes are not subject to any sinking fund provision. The Series 2021B Junior Subordinated Notes are available for purchase in denominations of €100,000 and integral multiples of €1,000 in excess thereof.
Interest
The Series 2021B Junior Subordinated Notes bear interest:
•from (and including) September 16, 2021 to (but excluding) September 15, 2027 (the “First Reset Date”) at an annual rate of 1.875%;
•from (and including) the First Reset Date to (but excluding) September 15, 2032 (the “First Step-Up Date”) at an annual rate equal to the Five-Year Swap Rate (as defined herein) plus 2.108% (the “Initial Margin”);
•during each Reset Period, from (and including) the First Step-Up Date to (but excluding) September 15, 2047 (the “Second Step-Up Date”), at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Margin plus 0.25%; and
•during each Reset Period, from (and including) the Second Step-Up Date, at an annual rate equal to the applicable Five-Year Swap Rate plus the Initial Margin plus 1.00%.
Subject to the Company’s right to defer interest payments as described below, interest is payable annually in arrears on September 15 of each year (each, an “Interest Payment Date”) to the person in whose name such Series 2021B Junior Subordinated Note is registered as of the close of business (i) on the 15th calendar day preceding each Interest Payment Date if the Series 2021B Junior Subordinated Notes are not in book-entry only form (whether or not a Business Day) or (ii) if the Series 2021B Junior Subordinated Notes are represented by one or more global notes, the close of business on the business day (for this purpose a day on which Clearstream Banking, société anonyme and Euroclear Bank S.A./N.V. are open for business) immediately preceding each Interest Payment Date. The initial Interest Payment Date is September 15, 2022.
The amount of interest payable is computed on the basis of the actual number of days in the period for which interest is being calculated and the actual number of days from and including the last Interest Payment Date (or September 16, 2021, if no interest has been paid on the Series 2021B Junior Subordinated Notes) to, but excluding, the next scheduled Interest Payment Date. This payment convention is referred to as ACTUAL/ACTUAL (ICMA) as defined in the rulebook of the International Capital Market Association. In the event that any date on which interest is payable on the Series 2021B Junior Subordinated Notes is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date. If the maturity date or the redemption date of the Series 2021B Junior Subordinated Notes falls on a day that is not a Business Day, the related payment of principal, premium, if any, and interest will be made on the next succeeding Business Day as if it were made on the date such payment was due, and no interest shall accrue on the amounts so payable for the period from and after such date to the next succeeding Business Day.
Elavon Financial Services DAC, UK Branch (the “Calculation Agent” or the “Paying Agent”, as the case may be) is the initial calculation agent and paying agent for the Series 2021B Junior Subordinated Notes. The applicable interest rate for each Reset Period will be determined by the Calculation Agent as of the applicable Reset Determination Date. The Calculation Agent will promptly notify the Company, the Paying Agent and the Subordinated Note Indenture Trustee of the interest rate for each Reset Date, but in no event later than the applicable Reset Date. The Calculation Agent’s determination of any interest rate and its calculation of the amount of interest for any Reset Period will be conclusive and binding absent manifest error, will be made in the Calculation Agent’s sole discretion and, notwithstanding anything to the contrary in the documentation relating to the Series 2021B Junior Subordinated Notes, will become effective without consent from any person or entity. Such determination of any interest rate and the calculation of the amount of interest will be on file at the Company’s principal offices and will be made available to any holder of the Series 2021B Junior Subordinated Notes upon request. In no event shall the Subordinated Note Indenture Trustee have any liability for any determination made by or on behalf of such Calculation Agent.
The Company may, from time to time, replace the Calculation Agent. If the Calculation Agent is unwilling or unable to continue to act as Calculation Agent or fails to duly determine an interest rate on any Reset Date as provided herein, the Company will appoint another leading financial institution to act as such in its place. The Calculation Agent may not resign its duties or be removed without a successor having been so appointed.
Definitions
“Business Day” means a day other than a Saturday or Sunday, (i) which is not a day on which banks in the City of New York or London are authorized or obligated by law or executive order to close and (ii) on which the Trans-European Automated Real-time Gross Settlement Express Transfer system (the TARGET2 system), or any successor thereto, operates.
“Five-Year Swap Rate” means, in relation to a Reset Date and the related Reset Determination Date, the euro mid-market swap reference rate for a term of five years as displayed on the Reset Screen Page at 11:00 a.m. (Frankfurt time) on the applicable Reset Determination Date. In the event that such rate does not appear on the Reset Screen Page on the relevant Reset Determination Date at approximately that time, the Five-Year Swap Rate will be the Reset Reference Bank Rate. If the Reset Reference Bank Rate is unavailable or the Calculation Agent determines that no Reference Bank is providing offered quotations, the Five-Year Swap Rate will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Reset Date, the rate of -0.294% per annum.
“Reset Date” means the First Reset Date and each fifth anniversary thereof.
“Reset Determination Date” means the day which is two Business Days preceding the applicable Reset Date.
“Reset Period” means each period from (and including) a Reset Date to (but excluding) the next Reset Date.
“Reset Reference Bank Rate” means the percentage rate determined on the basis of the euro mid-market swap reference rate for a term of five years provided by at least four leading swap dealers in the interbank market selected by the Calculation Agent in consultation with the Company (“Reference Banks”) to the Calculation Agent at approximately 11:00 a.m. (Frankfurt time) on the Reset Determination Date. If at least three quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations, eliminating the highest quotation (or, in the event of equality, one of the highest) and the lowest quotation (or, in the event of equality, one of the lowest). If two quotations are provided, the Reset Reference Bank Rate will be the arithmetic mean of the quotations. If one quotation is provided, the Reset Reference Bank Rate will be such quotation.
“Reset Screen Page” means Reuters screen “ICESWAP2 / EURFIXA” (or such other page as may replace such page on Reuters or such other page as may be determined by the Company in consultation with the Calculation Agent for the purposes of displaying comparable rates).
Benchmark Discontinuation
Independent Adviser
If a Benchmark Event occurs in relation to the Original Reference Rate when any interest rate with respect to the Series 2021B Junior Subordinated Notes remains to be determined by reference to the Original Reference Rate, the Company shall use reasonable efforts to appoint an Independent Adviser, as soon as reasonably practicable (provided that such appointment need not be made effective earlier than 30 days prior to the first date on which the Original Reference Rate is to be used to determine any interest rate), to determine a Successor Rate, or, in the absence of a Successor Rate, an Alternative Rate, and, in either case, an Adjustment Spread and any Benchmark Conforming Changes.
In making such determination, the Independent Adviser shall act in good faith and in a commercially reasonable manner as an expert. In the absence of bad faith or fraud, the Independent

Adviser shall have no liability whatsoever to the Company, the Paying Agent or the holders of the Series 2021B Junior Subordinated Notes for any determination made by it and for any advice given to the Company in connection with any determination made by the Company.
Successor Rate or Alternative Rate
If the Independent Adviser determines in good faith that:
•there is a Successor Rate, then such Successor Rate shall (subject to application of the Adjustment Spread provisions described below) subsequently be used in place of the Original Reference Rate to determine the relevant interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the Series 2021B Junior Subordinated Notes (subject to the further operation of the provisions described in this section “Benchmark Discontinuation”); or
•there is no Successor Rate but that there is an Alternative Rate, then such Alternative Rate shall (subject to the application of the Adjustment Spread provisions described below) subsequently be used in place of the Original Reference Rate to determine the relevant interest rate (or the relevant component part(s) thereof) for all relevant future payments of interest on the Series 2021B Junior Subordinated Notes (subject to the further operation of the provisions described in this section “Benchmark Discontinuation”).
Adjustment Spread
If the Independent Adviser determines in good faith (i) that an Adjustment Spread is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) and (ii) the quantum of, or a formula or methodology for determining, such Adjustment Spread, then such Adjustment Spread shall be applied to the Successor Rate or the Alternative Rate (as the case may be) for each subsequent determination of a relevant interest rate (or a relevant component part thereof) by reference to such Successor Rate or Alternative Rate (as applicable).
Benchmark Conforming Changes
If any Successor Rate, Alternative Rate or Adjustment Spread is determined in accordance with the provisions described herein and the Independent Adviser determines in good faith (A) that amendments to the terms and conditions of the Series 2021B Junior Subordinated Notes are strictly necessary to ensure the proper operation of such Successor Rate, Alternative Rate and/or Adjustment Spread (such amendments, the “Benchmark Conforming Changes”) and (B) the terms of the Benchmark Conforming Changes, then the Company shall, subject to giving notice thereof as described below under “Notices”, without any requirement for the consent or approval of holders of the Series 2021B Junior Subordinated Notes, vary the terms and conditions of the Series 2021B Junior Subordinated Notes to give effect to such Benchmark Conforming Changes with effect from the date specified in such notice. In connection with any such variation in the terms and conditions of the Series 2021B Junior Subordinated Notes, the Company shall comply with applicable laws and the rules of any stock exchange on which the Series 2021B Junior Subordinated Notes are for the time being listed or admitted to trading.
Notices

The Company will promptly notify the Subordinated Note Indenture Trustee, the Calculation Agent, the Paying Agent and the holders of the Series 2021B Junior Subordinated Notes of any Successor Rate, Alternative Rate, Adjustment Spread and Benchmark Conforming Changes.
In no event shall the Subordinated Note Indenture Trustee, the Calculation Agent or the Paying Agent be responsible for determining any substitute for the Five-Year Swap Rate, for determining whether a Benchmark Event has occurred or for making any adjustments to any alternative benchmark or spread thereon or any other relevant methodology for calculating any such substitute or successor rate.
Any determination, decision or election that may be made by the Company or its designated Independent Adviser pursuant to this subsection “Benchmark Discontinuation,” including any determination with respect to a rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error, will be made in the Company’s or its designated Independent Adviser’s sole discretion and, notwithstanding anything to the contrary in any documentation relating to the Series 2021B Junior Subordinated Notes, shall become effective without consent from the holders of the Series 2021B Junior Subordinated Notes or any other party. None of the Subordinated Note Indenture Trustee, the Calculation Agent, the Paying Agent or the common depositary will have any liability for any determination made by or on behalf of the Company or its designated Independent Adviser in connection with a Benchmark Event.
Fallback
Notwithstanding any of the foregoing discussion under “Benchmark Discontinuation,” no Successor Rate or Alternative Rate will be adopted, nor will the applicable Adjustment Spread or Benchmark Conforming Changes be applied, if and to the extent that, in the determination of the Company, the same could reasonably be expected to result in a Rating Agency Event.
If, following the occurrence of a Benchmark Event and in relation to the determination of the interest rate on the immediately following Reset Determination Date, no Independent Adviser has been appointed, no Successor Rate or Alternative Rate (as applicable) is determined by the Independent Adviser or no Successor Rate or Alternative Rate is adopted in accordance with the provisions of this subsection “Benchmark Discontinuation,” the Five-Year Swap Rate will continue to apply for the purpose of determining such interest rate on such Reset Determination Date and will be equal to the last Five-Year Swap Rate available on the Reset Screen Page as determined by the Calculation Agent, or, in the case of the First Reset Date, the rate of -0.294% per annum.
Definitions
“Adjustment Spread” means either a spread (which may be positive or negative), or the formula or methodology for calculating a spread, in either case, which the Independent Adviser determines and which is required to be applied to the Successor Rate or the Alternative Rate (as the case may be) to reduce or eliminate, to the fullest extent reasonably practicable in the circumstances, any economic prejudice or benefit (as the case may be) to holders of the Series 2021B Junior Subordinated Notes as a result of the replacement of the Original Reference Rate with the Successor Rate or the Alternative Rate (as the case may be) and is the spread, formula or methodology which:

(i) in the case of a Successor Rate, is formally recommended, or formally provided as an option for parties to adopt, in relation to the replacement of the Original Reference Rate with the Successor Rate by any Relevant Nominating Body;
(ii) in the case of an Alternative Rate (or in the case of a Successor Rate where (i) above does not apply), is in customary market usage in the international debt capital markets for transactions which reference the Original Reference Rate, where such rate has been replaced by the Alternative Rate (or, as the case may be, the Successor Rate); or
(iii) if no such recommendation or option has been made (or made available), or the Independent Adviser determines there is no such spread, formula or methodology in customary market usage, the Independent Adviser, acting in good faith, determines to be appropriate.
“Alternative Rate” means, in the absence of Successor Rate, an alternative benchmark or screen rate that the Independent Adviser determines as described herein is customary market usage in the international debt capital markets for the purposes of determining rates of interest (or the relevant component part thereof) for a commensurate interest period (if there is such a customary market usage at such time) and in the same currency as the Series 2021B Junior Subordinated Notes.
“Benchmark Event” means, with respect to the Original Reference Rate:
(i) the Original Reference Rate ceasing to be published for a period of at least five Business Days or ceasing to exist;
(ii) the later of (a) the making of a public statement by the administrator of the Original Reference Rate that it will, on or before a specified date, cease publishing the Original Reference Rate permanently or indefinitely (in circumstances where no successor administrator has been appointed that will continue publication of the Original Reference Rate) and (b) the date falling six months prior to the specified date referred to in (ii)(a);
(iii) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate has been permanently or indefinitely discontinued;
(iv) the later of (a) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that the Original Reference Rate will, on or before a specified date, be permanently or indefinitely discontinued and (b) the date falling six months prior to the specified date referred to in (iv)(a);
(v) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that means the Original Reference Rate will be prohibited from being used or that its use will be subject to restrictions or adverse consequences, in each case within the following six months;
(vi) it has, or will prior to the next Reset Determination Date, become unlawful for the Company, the party responsible for determining the interest rate (being the Calculation Agent) or any Paying Agent to calculate any payment due to be made to any holder of a Series 2021B Junior Subordinated Note using the Original Reference Rate (including, without limitation, under Regulation (EU) 2016/1011 (the “Benchmarks Regulation”), if applicable);

(vii) that a decision to withdraw the authorization or registration pursuant to Article 35 of the Benchmarks Regulation of any benchmark administrator previously authorized to publish such Original Reference Rate has been adopted; or
(viii) the making of a public statement by the supervisor of the administrator of the Original Reference Rate that, in the view of such supervisor, such Original Reference Rate is no longer representative of an underlying market or its methodology has materially changed.
“Independent Adviser” means an independent financial institution of international repute or an independent adviser of recognized standing with appropriate expertise, appointed by the Company at its own expense as described herein.
“Original Reference Rate” means the Five-Year Swap Rate.
“Relevant Nominating Body” means, in respect of a benchmark or screen rate (as applicable):
(i) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, or any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable); or
(ii) any working group or committee sponsored by, chaired or co-chaired by or constituted at the request of (a) the central bank for the currency to which the benchmark or screen rate (as applicable) relates, (b) any central bank or other supervisory authority which is responsible for supervising the administrator of the benchmark or screen rate (as applicable), (c) a group of the aforementioned central banks or other supervisory authorities or (d) the Financial Stability Board or any part thereof.
“Successor Rate” means a successor to or replacement of the Original Reference Rate that is formally recommended by any Relevant Nominating Body. If, following a Benchmark Event, more than one successor or replacement rates are recommended by any Relevant Nominating Body, the Independent Adviser will determine, among those successor or replacement rates, the one that is the most appropriate, taking into consideration, without limitation, the particular features of the Series 2021B Junior Subordinated Notes.
Option to Defer Interest Payments
So long as no Event of Default (as defined below) under the Subordinated Note Indenture has occurred and is continuing, at the Company’s option, it may, on one or more occasions, defer payment of all or part of the current and accrued interest otherwise due on the Series 2021B Junior Subordinated Notes by extending the interest payment period for up to 10 consecutive years (each period, commencing on the date that the first such interest payment would otherwise have been made, an “Optional Deferral Period”). A deferral of interest payments with respect to the Series 2021B Junior Subordinated Notes may not extend beyond the maturity date of the Series 2021B Junior Subordinated Notes or end on a day other than an Interest Payment Date. Any deferred interest on the Series 2021B Junior Subordinated Notes will accrue additional interest at the rate then applicable to the Series 2021B Junior Subordinated Notes from the applicable Interest Payment Date to the date of payment, compounded annually (such deferred interest and additional interest accrued thereon, “Additional Interest”), to the extent permitted under applicable law. No interest will be due and payable on the Series 2021B Junior Subordinated Notes until the end of an Optional Deferral Period, except upon a redemption of the Series 2021B Junior Subordinated Notes during such Optional Deferral Period.
At the end of an Optional Deferral Period or on any redemption date, the Company will be obligated to pay all accrued and unpaid interest, including any Additional Interest. Once the Company pays all accrued and unpaid interest payments on the Series 2021B Junior Subordinated Notes, including any Additional Interest, the Company can again defer interest payments on the Series 2021B Junior Subordinated Notes as described above, but not beyond the maturity date of the Series 2021B Junior Subordinated Notes.
The Company is required to provide to the Subordinated Note Indenture Trustee written notice of any optional deferral of interest at least 10 and not more than 60 Business Days prior to the earlier of (1) the next applicable Interest Payment Date or (2) the date, if any, upon which it is required to give notice of such Interest Payment Date or the record date therefor to the New York Stock Exchange or any applicable self-regulatory organization. In addition, the Company is required to deliver to the Subordinated Note Indenture Trustee an officers’ certificate stating that no default or Event of Default shall have occurred and be continuing. Subject to receipt of the officers’ certificate, the Subordinated Note Indenture Trustee is required to promptly forward such notice to each holder of record of the Series 2021B Junior Subordinated Notes.
Certain Limitations During an Optional Deferral Period
During an Optional Deferral Period, subject to the exceptions noted below, the Company shall not:
•declare or pay any dividend or make any distributions with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock, or
•make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by the Company which rank equally with or junior to the Series 2021B Junior Subordinated Notes.
None of the foregoing, however, shall restrict:
•any of the actions described in the preceding sentence resulting from any reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock;
•the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged;
•dividends, payments or distributions payable in shares of capital stock;
•redemptions, purchases or other acquisitions of shares of capital stock in connection with any employment contract, incentive plan, benefit plan or other similar arrangement of the Company or any of its subsidiaries or in connection with a dividend reinvestment or stock purchase plan; or
•any declaration of a dividend in connection with implementation of any stockholders’ rights plan, or the issuance of rights, stock or other property under any such plan, or the redemption, repurchase or other acquisition of any such rights pursuant thereto.

Listing
The Series 2021B Junior Subordinated Notes are listed on the New York Stock Exchange under the symbol “SO 81”.
Subordination
The Series 2021B Junior Subordinated Notes are subordinated and junior in right of payment to all Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination” above) of the Company. No payment of principal of (including redemption payments, if any), premium, if any, on or interest on (including Additional Interest) the Series 2021B Junior Subordinated Notes may be made if (a) any Senior Indebtedness is not paid when due and any applicable grace period with respect to such default has ended with such default not being cured or waived or otherwise ceasing to exist, or (b) the maturity of any Senior Indebtedness has been accelerated because of a default, or (c) notice has been given of the exercise of an option to require repayment, mandatory payment or prepayment or otherwise of the Senior Indebtedness. Upon any payment or distribution of assets of the Company to creditors upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshalling of assets or liabilities, or any bankruptcy, insolvency or similar proceedings of the Company, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness before the holders of the Series 2021B Junior Subordinated Notes are entitled to receive or retain any payment or distribution. Subject to the prior payment of all Senior Indebtedness, the rights of the holders of the Series 2021B Junior Subordinated Notes will be subrogated to the rights of the holders of Senior Indebtedness to receive payments and distributions applicable to such Senior Indebtedness until all amounts owing on the Series 2021B Junior Subordinated Notes are paid in full.
The Subordinated Note Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by the Company. Since the Company is a holding company, the right of the Company and, hence, the right of creditors of the Company (including holders of the Series 2021B Junior Subordinated Notes) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is subject to prior claims of creditors and preferred stockholders of each subsidiary.
Optional Redemption
The Company may redeem, upon not less than 15 nor more than 60 days’ notice, in whole but not in part, the Series 2021B Junior Subordinated Notes (i) on any date during the period commencing on (and including) June 15, 2027 (the “First Par Call Date”) to (and including) the First Reset Date (such period, the “First Par Call Period”) and (ii) on any Interest Payment Date falling thereafter (any such date, together with each date in the First Par Call Period, a “Par Call Date”), in each case, at a redemption price equal to 100% of the outstanding principal amount of Series 2021B Junior Subordinated Notes plus accrued and unpaid interest (including any Additional Interest) to but not including the redemption date.

In addition, on any date other than a Par Call Date, the Series 2021B Junior Subordinated Notes will be subject to redemption at the option of the Company, in whole but not in part, at any time upon not less than 15 nor more than 60 days’ notice, at a redemption price equal to the greater of (i) 100% of the principal amount of the Series 2021B Junior Subordinated Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Series 2021B Junior Subordinated Notes being redeemed (not including any portion of such payments of interest accrued to the redemption date) from the redemption date to the next Par Call Date discounted (for purposes of determining present value) to but not including the redemption date on an ACTUAL/ACTUAL (ICMA) day count basis at the applicable Comparable Government Bond Rate (as defined below) plus 40 basis points, plus, in each case, accrued and unpaid interest (including any Additional Interest) on the Series 2021B Junior Subordinated Notes being redeemed to but not including the redemption date.
“Comparable Government Bond Rate” means the yield to maturity, expressed as a percentage (rounded to three decimal places, with 0.0005 being rounded upwards), on the third Business Day prior to the date fixed for redemption, of the Comparable Government Bond (as defined below) on the basis of the middle market price of the Comparable Government Bond prevailing at 11:00 a.m. (Frankfurt time) on such Business Day as determined by an independent investment bank selected by the Company.
“Comparable Government Bond” means, in relation to any Comparable Government Bond Rate calculation, at the discretion of an independent investment bank selected by the Company, a bond that is a direct obligation of the Federal Republic of Germany (“German government bond”), whose maturity is closest to the next Par Call Date, or if such independent investment bank in its discretion determines that such similar bond is not in issue, such other German government bond as such independent investment bank may, with the advice of three brokers of, and/or market makers in, German government bonds selected by the Company, determine to be appropriate for determining the Comparable Government Bond Rate.
Any redemption of the Series 2021B Junior Subordinated Notes may be conditioned upon the occurrence of one or more conditions precedent.
If notice of redemption is given as aforesaid, the Series 2021B Junior Subordinated Notes so to be redeemed will, on the redemption date (subject, in the case of a conditional redemption, to the satisfaction of all conditions precedent), become due and payable at the redemption price together with any accrued and unpaid interest thereon (including any Additional Interest), and from and after such date (unless the Company has defaulted in the payment of the redemption price and accrued interest) such Series 2021B Junior Subordinated Notes shall cease to bear interest. If any Series 2021B Junior Subordinated Note called for redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the redemption date at the rate then applicable to the Series 2021B Junior Subordinated Notes.

The Company may also redeem the Series 2021B Junior Subordinated Notes (i) in whole, but not in part, if certain changes in tax laws, regulations or interpretations occur, at the redemption price and under the circumstances described below under “—Right to Redeem Upon Tax Deductibility Event” and “—Right to Redeem Upon Tax Withholding Event,” (ii) in whole, but not in part, if a rating agency makes certain changes in the equity credit criteria for securities such as the Series 2021B Junior Subordinated Notes, at the redemption price and under the circumstances described below under “—Right to Redeem Upon Rating Agency Event” and (iii) in whole, but not in part, if the Company has made certain repurchases of the Series 2021B Junior Subordinated Notes, at the redemption price and under the circumstances described below under “—Right to Redeem Upon Substantial Repurchase Event.”
Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), the Company or its affiliates may, at any time and from time to time, purchase outstanding Series 2021B Junior Subordinated Notes by tender, in the open market or by private agreement.
Right to Redeem Upon Tax Deductibility Event
The Company may redeem, upon not less than 15 nor more than 60 days’ notice, in whole but not in part, the Series 2021B Junior Subordinated Notes following the occurrence of a Tax Deductibility Event (as defined below), at any time:
•where such redemption occurs prior to the First Par Call Date, at a redemption price equal to 101% of the principal amount plus accrued and unpaid interest (including any Additional Interest) to but not including the redemption date; and
•where such redemption occurs on or after the First Par Call Date, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest (including any Additional Interest) to but not including the redemption date.
A “Tax Deductibility Event” happens when the Company has received an opinion of counsel experienced in tax matters that, as a result of:
•any amendment to, clarification of, or change, including any announced prospective change, in the laws or treaties of the United States or any of its political subdivisions or taxing authorities, or any regulations under those laws or treaties;
•an administrative action, which means any judicial decision or any official administrative pronouncement, ruling, regulatory procedure, notice or announcement including any notice or announcement of intent to issue or adopt any administrative pronouncement, ruling, regulatory procedure or regulation;
•any amendment to, clarification of, or change in the official position or the interpretation of any administrative action or judicial decision or any interpretation or pronouncement that provides for a position with respect to an administrative action or judicial decision that differs from the previously generally accepted position, in each case by any legislative body, court, governmental authority or regulatory body, regardless of the time or manner in which that amendment, clarification or change is introduced or made known; or

•a threatened challenge asserted in writing in connection with the Company’s audit or an audit of any of its subsidiaries, or a publicly-known threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Series 2021B Junior Subordinated Notes, which amendment, clarification or change is effective or the administrative action is taken or judicial decision, interpretation or pronouncement is issued or threatened challenge is asserted or becomes publicly known after September 16, 2021, there is more than an insubstantial risk that interest payable by the Company on the Series 2021B Junior Subordinated Notes is not deductible, or within 90 days would not be deductible, in whole or in part, by the Company for United States federal income tax purposes.
Right to Redeem Upon Rating Agency Event
The Company may redeem, upon not less than 15 nor more than 60 days’ notice, in whole but not in part, the Series 2021B Junior Subordinated Notes following the occurrence of a Rating Agency Event (as defined below), at any time:
•where such redemption occurs prior to the First Par Call Date, at a redemption price equal to 101% of the principal amount plus accrued and unpaid interest (including any Additional Interest) to but not including the redemption date; and
•where such redemption occurs on or after the First Par Call Date, at a redemption price equal to 100% of the principal amount plus accrued and unpaid interest (including any Additional Interest) to but not including the redemption date.
“Rating Agency Event” means a change to the methodology or criteria that were employed by an applicable nationally recognized statistical rating organization (each, a “Rating Agency”) for purposes of assigning equity credit to securities such as the Series 2021B Junior Subordinated Notes on September 16, 2021, and as a result of which change, either: (i) the Series 2021B Junior Subordinated Notes would no longer be eligible for the same or a higher category of “equity credit” or such similar nomenclature as may be used by that Rating Agency from time to time to describe the degree to which the terms of an instrument are supportive of the Company’s senior obligations (the “equity credit”), attributed to the Series 2021B Junior Subordinated Notes at the date of issue of the Series 2021B Junior Subordinated Notes, or if “equity credit” was not assigned on the date of issue of the Series 2021B Junior Subordinated Notes by such Rating Agency, at the date when the equity credit is assigned for the first time by such Rating Agency (a “Loss in Equity Credit”) (this also applies if the Series 2021B Junior Subordinated Notes have been partially or fully re-financed since the date of issue of the Series 2021B Junior Subordinated Notes (or the date when the equity credit is assigned for the first time by such Rating Agency, as the case may be) and a Loss in Equity Credit would have also occurred as a result of such change had the Series 2021B Junior Subordinated Notes not been re-financed), or (ii) the period of time the Series 2021B Junior Subordinated Notes are eligible for the same or a higher category of equity credit attributed to the Series 2021B Junior Subordinated Notes at the date of issue of the Series 2021B Junior Subordinated Notes (or the date when the equity credit is assigned for the first time by such Rating Agency, as the case may be) is being shortened.

Right to Redeem Upon Tax Withholding Event
If, as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under the laws) of the United States (or any taxing authority in the United States), or any change in, or amendments to, an official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this Prospectus Supplement, the Company becomes or, based upon a written opinion of independent counsel selected by the Company, will become obligated to pay additional amounts as described herein under the heading “—Payment of Additional Amounts” with respect to the Series 2021B Junior Subordinated Notes (a “Tax Withholding Event”), then the Company may at any time at its option redeem, in whole, but not in part, the Series 2021B Junior Subordinated Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the outstanding principal amount of the Series 2021B Junior Subordinated Notes, together with accrued and unpaid interest thereon (including any Additional Interest) to but not including the redemption date.
Right to Redeem Upon Substantial Repurchase Event
If the Company has repurchased Series 2021B Junior Subordinated Notes equal to or in excess of 75% of the initial aggregate principal amount of the Series 2021B Junior Subordinated Notes (a “Substantial Repurchase Event”), then the Company may at any time at its option redeem, in whole, but not in part, the remaining Series 2021B Junior Subordinated Notes on not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the outstanding principal amount of the Series 2021B Junior Subordinated Notes, together with accrued and unpaid interest thereon (including any Additional Interest) to but not including the redemption date.
Payment of Additional Amounts
The Company will, subject to the exceptions and limitations set forth below, pay as additional interest on the Series 2021B Junior Subordinated Notes such additional amounts as are necessary in order that the net payment by the Company of the principal of and interest on the Series 2021B Junior Subordinated Notes to a holder who is not a United States person (as defined herein), after withholding or deduction for any present or future tax, assessment or other governmental charge imposed by the United States or a taxing authority in the United States (including any withholding or deduction with respect to the payment of such additional amounts), will not be less than the amount provided in the Series 2021B Junior Subordinated Notes to be then due and payable; provided, however, that the foregoing obligation to pay additional amounts shall not apply:
(1) to any tax, assessment or other governmental charge that is imposed by reason of the holder (or the beneficial owner for whose benefit such holder holds such Series 2021B Junior Subordinated Note), or a fiduciary, settlor, beneficiary, member or shareholder of the holder or beneficial owner if the holder or beneficial owner is an estate, trust, partnership, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary holder, being considered as:
(a) being or having been engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

(b) having a current or former connection with the United States (other than a connection arising solely as a result of the ownership of the Series 2021B Junior Subordinated Notes, the receipt of any payment thereon or the enforcement of any rights thereunder), including being or having been a citizen or resident of the United States;
(c) being or having been a personal holding company, a passive foreign investment company or a controlled foreign corporation for United States federal income tax purposes or a corporation that has accumulated earnings to avoid United States federal income tax;
(d) being or having been a “10-percent shareholder” of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision; or
(e) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;
(2) to any holder that is not the sole beneficial owner of the Series 2021B Junior Subordinated Notes, or a portion of the Series 2021B Junior Subordinated Notes, or that is a fiduciary, partnership or limited liability company, but only to the extent that a beneficial owner with respect to the holder, a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership or limited liability company would not have been entitled to the payment of such additional amounts had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;
(3) to any tax, assessment or other governmental charge that would not have been imposed but for the failure of the holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of such holder or other person, if compliance is required by statute, by regulation of the United States or any taxing authority therein or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge;
(4) to any tax, assessment or other governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from payments on the Series 2021B Junior Subordinated Notes;
(5) to any tax, assessment or other governmental charge that would not have been imposed but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;
(6) to any estate, inheritance, gift, sales, excise, transfer, wealth, capital gains or personal property tax or similar tax, assessment or other governmental charge;
(7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Series 2021B Junior

Subordinated Note, if such payment can be made without such withholding by at least one other paying agent;
(8) to any tax, assessment or other governmental charge that would not have been imposed but for the presentation by the holder of any Series 2021B Junior Subordinated Note, where presentation is required, for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;
(9) to any tax, assessment or other governmental charge that is imposed or withheld solely by reason of the beneficial owner being a bank (i) purchasing the Series 2021B Junior Subordinated Notes in the ordinary course of its lending business or (ii) that is neither (A) buying the Series 2021B Junior Subordinated Notes for investment purposes only nor (B) buying the Series 2021B Junior Subordinated Notes for resale to a third-party that either is not a bank or holding the Series 2021B Junior Subordinated Notes for investment purposes only;
(10) to any tax, assessment or other governmental charge imposed under Sections 1471 through 1474 of the Code (or any amended or successor provisions), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code; or
(11) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8), (9) and (10).
The Series 2021B Junior Subordinated Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable to the Series 2021B Junior Subordinated Notes. Except as specifically provided under this heading, the Company will not be required to make any payment for any tax, assessment or other governmental charge imposed by any government or a political subdivision or taxing authority of or in any government or political subdivision.
As used under this heading and under the heading “Right to Redeem Upon Tax Withholding Event,” the term “United States” means the United States of America (including the states of the United States and the District of Columbia and any political subdivision thereof) and the term “United States person” means (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation) created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source; or (iv) a trust (a) with respect to which a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (b) that was in existence on August 20, 1996 and has a valid election in effect under applicable Treasury regulations to be treated as a domestic trust.
Any reference to amounts payable in respect of the Series 2021B Junior Subordinated Notes herein or in the Subordinated Note Indenture shall be deemed to include any additional amounts which may be payable as described above.

Issuance in Euro
All payments of interest and principal, including payments made upon any redemption of the Series 2021B Junior Subordinated Notes, will be payable in euro. If the Company is unable to obtain euro in amounts sufficient to make a required payment under the Series 2021B Junior Subordinated Notes due to the imposition of exchange controls or other circumstances beyond the Company’s control (including the dissolution of the European Monetary Union) or if the euro is no longer being used by the then member states of the European Monetary Union that have adopted the euro as their currency or for the settlement of transactions by public institutions of or within the international banking community, then all payments in respect of the Series 2021B Junior Subordinated Notes will be made in U.S. dollars until the euro is again available to the Company or so used. In such circumstances, the amount payable on any date in euro will be converted into U.S. dollars at the rate mandated by the U.S. Federal Reserve Board as of the close of business on the second Business Day prior to the relevant payment date or, in the event the U.S. Federal Reserve Board has not mandated a rate of conversion, on the basis of the then most recent U.S. dollar/euro exchange rate available on or prior to the second Business Day prior to the relevant payment date as determined by the Company in its sole discretion. Any payment in respect of the Series 2021B Junior Subordinated Notes so made in U.S. dollars will not constitute an Event of Default under the Series 2021B Junior Subordinated Notes or the Subordinated Note Indenture. The Subordinated Note Indenture Trustee, the Calculation Agent and the Paying Agent shall have no responsibility for any calculation or conversion in connection with the foregoing.
Registration and Transfer
The Company shall not be required to (i) issue, register the transfer of or exchange the Junior Series 2021B Subordinated Notes during a period of 15 days immediately preceding the date notice is given identifying the Series 2021B Junior Subordinated Notes called for redemption or (ii) issue, register the transfer of or exchange any Series 2021B Junior Subordinated Notes so selected for redemption, in whole or in part, except the unredeemed portion of any Series 2021B Junior Subordinated Note being redeemed in part.
Events of Default
The following are the “Events of Default” with respect to the Series 2021B Junior Subordinated Notes:
•failure to pay principal of, or premium, if any, on or interest on the Series 2021B Junior Subordinated Notes when due at maturity or earlier redemption;
•failure to pay interest on the Series 2021B Junior Subordinated Notes (including Additional Interest) when due and payable (other than at maturity or upon earlier redemption) that continues for 30 days (subject to the Company’s right to optionally defer interest payments); or
•certain events of bankruptcy, insolvency or reorganization involving the Company.
With respect to the Series 2021B Junior Subordinated Notes, the term “Default” means the following event: default in the performance or breach of any covenant or warranty of the Company in the Subordinated Note Indenture (other than (i) a covenant or warranty a default in whose performance or whose breach is addressed in the preceding paragraph or (ii) certain other covenants and warranties inapplicable to the Series 2021B Junior Subordinated Notes), and continuance of such default or breach for a period of 90 days after specified written notice to the Company by the Subordinated Note Indenture Trustee, or to the Company and the Subordinated Note Indenture Trustee by the holders of at least 25% in principal amount of the outstanding Series 2021B Junior Subordinated Notes.
The holders of not less than a majority in aggregate outstanding principal amount of the Series 2021B Junior Subordinated Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the Series 2021B Junior Subordinated Notes. If an Event of Default occurs and is continuing with respect to the Series 2021B Junior Subordinated Notes, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the Series 2021B Junior Subordinated Notes may declare the principal amount of the Series 2021B Junior Subordinated Notes due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the Series 2021B Junior Subordinated Notes has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the Series 2021B Junior Subordinated Notes may, by written notice to the Company and the Subordinated Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.
Upon the occurrence and continuance of a Default with respect to the Series 2021B Junior Subordinated Notes, the Subordinated Note Indenture Trustee and the holders of the Series 2021B Junior Subordinated Notes will have the same rights and remedies, and will be subject to the same limitations, restrictions, protections and exculpations, and the Company will be subject to the same obligations and restrictions, in each case, as would apply if such Default was an Event of Default or an event which after notice or lapse of time or both would become an Event of Default; provided that the principal of and accrued interest on the Series 2021B Junior Subordinated Notes may not be declared immediately due and payable by reason of the occurrence and continuation of a Default, and any notice of declaration or acceleration based on such Default will be null and void with respect to the Series 2021B Junior Subordinated Notes; provided further that in case a Default has occurred and is continuing, the Subordinated Note Indenture Trustee will not be subject to the requirement to exercise, with respect to the Series 2021B Junior Subordinated Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs, unless an Event of Default has occurred and is continuing.
The holders of not less than a majority in aggregate outstanding principal amount of the Series 2021B Junior Subordinated Notes may, on behalf of the holders of all the Series 2021B Junior Subordinated Notes, waive any past default with respect to the Series 2021B Junior Subordinated Notes, except (i) a default in the payment of principal or interest (including Additional Interest) or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note

Indenture cannot be modified or amended without the consent of the holder of each outstanding Series 2021B Junior Subordinated Note affected.
Modification
The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding Series 2021B Junior Subordinated Notes, to modify the Subordinated Note Indenture or the rights of the holders of the Series 2021B Junior Subordinated Notes; provided that no such modification may, without the consent of the holder of each outstanding Series 2021B Junior Subordinated Note affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any Series 2021B Junior Subordinated Note, or reduce the principal amount of any Series 2021B Junior Subordinated Note or the rate of interest (including Additional Interest) on any Series 2021B Junior Subordinated Note or any premium payable upon the redemption of any Series 2021B Junior Subordinated Note, or change the method of calculating the rate of interest on any Series 2021B Junior Subordinated Note, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any Series 2021B Junior Subordinated Note (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding Series 2021B Junior Subordinated Notes, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding Series 2021B Junior Subordinated Note affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the Series 2021B Junior Subordinated Notes in a manner adverse to such holder.
In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of Junior Subordinated Notes, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of and premium, if any, on and interest (including Additional Interest) on all the Series 2021B Junior Subordinated Notes and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to the Series 2021B Junior Subordinated Notes, undertakes to perform, with respect to the Series 2021B Junior Subordinated Notes, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to the Series 2021B Junior Subordinated Notes has occurred and is continuing, shall exercise, with respect to the Series 2021B Junior Subordinated Notes, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of the Series 2021B Junior Subordinated Notes, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Governing Law
The Subordinated Note Indenture and the Series 2021B Junior Subordinated Notes are governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company has the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.

Description of the Corporate Units
The Corporate Units constitute one form of the Company’s 2019 Series A Equity Units (the “Equity Units”). Each Corporate Unit consists of:
•a purchase contract (each, a “purchase contract”) issued by the Company pursuant to the Purchase Contract and Pledge Agreement dated as of August 16, 2019 (the “purchase contract and pledge agreement”);
•a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019A Remarketable Junior Subordinated Notes due 2024 (the “Series 2019A RSNs”); and
•a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Company’s Series 2019B Remarketable Junior Subordinated Notes due 2027 (the “Series 2019B RSNs” and, together with the Series 2019A RSNs, the “RSNs”).
The summaries of the terms of the Equity Units, the purchase contracts, the purchase contract and pledge agreement and the RSNs are set forth under the captions “Description of the Purchase Contracts,” “Certain Provisions of the Purchase Contract and Pledge Agreement” and “Description of the Remarketable Junior Subordinated Notes” below. Together with the summary under the caption “Description of the Common Stock” above, these summaries describe the material terms of the Corporate Units; however, these descriptions are only summaries and do not purport to be complete. These summaries are subject to and are qualified in their entirety by reference to all the provisions of the purchase contract and pledge agreement, the Subordinated Note Indenture, the RSNs and the form of remarketing agreement, which has been attached as an exhibit to the purchase contract and pledge agreement, including the definitions of certain terms used therein, each of which is included as an exhibit to the Company’s Annual Report on Form 10-K of which these summaries are a part.
In the summaries below, the terms “you” and “your” refer to holders of the Equity Units or applicable component thereof.

Description of the Equity Units
The term “business day”, as used in this Description of the Equity Units, has the meaning ascribed to it in this Description of the Equity Units.
General
The Company issued the Equity Units under the purchase contract and pledge agreement among the Company and U.S. Bank National Association, as purchase contract agent (the “purchase contract agent”), collateral agent (the “collateral agent”), custodial agent (the “custodial agent”) and securities intermediary (the “securities intermediary”). The Equity Units may be either Corporate Units or 2019 Series A Treasury Units (“Treasury Units”). The Equity Units were initially issued as 34,500,000 Corporate Units, each with a stated amount of $50.
Each Corporate Unit consists of:
•a purchase contract under which
◦the holder has agreed to purchase from the Company, and the Company has agreed to sell to the holder, on August 1, 2022 (or if such day is not a business day, the following business day), which is referred to as the “purchase contract settlement date,” or earlier upon early settlement, for $50, a number of shares of Common Stock equal to the applicable settlement rate described under “Description of the Purchase Contracts—Purchase of Common Stock,” “Description of the Purchase Contracts—Early Settlement” or “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change,” as the case may be, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and
◦the Company pays the holder quarterly contract adjustment payments at the rate of 4.05% per year on the stated amount of $50, or $2.0250 per year, subject to the Company’s right to defer such contract adjustment payments as described under “Description of the Purchase Contracts—Contract Adjustment Payments,” and
either:
•(i) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Series 2019A RSNs (under which the Company pays to the holder 1/40 of the interest payment on such note at the initial rate of 2.70%, or $27.00 per year per $1,000 principal amount), and (ii) a 1/40 undivided beneficial ownership interest in $1,000 principal amount of the Series 2019B RSNs (under which the Company pays the holder 1/40 of the interest payment on such note at the initial rate of 2.70%, or $27.00 per year per $1,000 principal amount), in each case subject to the Company’s right to defer such interest payments as described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments”); or

•following a successful optional remarketing, the applicable ownership interest in a portfolio of United States Treasury securities, which is referred to as the “Treasury portfolio.”
•
The “applicable ownership interest” means, with respect to the Treasury portfolio,

(1) a 1/20 undivided beneficial ownership interest in $1,000 principal amount at maturity of United States Treasury securities (or principal or interest strips thereof) included in the Treasury portfolio that mature on or prior to the purchase contract settlement date; and
(2) for the scheduled interest payment on each series of RSNs occurring on the purchase contract settlement date, a 0.03375% undivided beneficial ownership interest in $1,000 principal amount at maturity of United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date.
If United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, (i) the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in clauses (1) and (2) above and (ii) references to the “applicable ownership interest in the Treasury portfolio” or clauses (1) and (2) above will be deemed to be references to an interest in such amount of cash or the applicable portion thereof. If the provisions set forth in this paragraph apply, references to “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount of cash.
So long as the Equity Units are in the form of Corporate Units, the related undivided beneficial ownership interest in a Series 2019A RSN and in a Series 2019B RSN or the applicable ownership interest in the Treasury portfolio described in clause (1) of the definition of “applicable ownership interest” above (or $50 in cash, if the immediately preceding paragraph applies), as the case may be, will be pledged to the Company through the collateral agent to secure the holders’ obligations to purchase Common Stock under the related purchase contracts.
Creating Treasury Units by Substituting a Treasury Security for the RSNs
Each holder of 40 Corporate Units may create, at any time other than after a successful remarketing or during a blackout period (as defined below), 40 Treasury Units by substituting for an RSN of each series two zero-coupon United States Treasury securities (for example, CUSIP No. 912820W52) each with a principal amount at maturity equal to $1,000 and maturing on or prior to August 1, 2022, which is referred to as a “Treasury security.” This substitution would create 40 Treasury Units and the RSN of each series would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Treasury Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Corporate Units may make the substitution only in integral multiples of 40 Corporate Units. After a successful remarketing, holders may not create Treasury Units from Corporate Units or recreate Corporate Units from Treasury Units.
Each Treasury Unit will consist of:
•a purchase contract under which
◦the holder has agreed to purchase from the Company, and the Company has agreed to sell to the holder, on the purchase contract settlement date, or earlier upon early settlement, for $50, a number of shares of Common Stock equal to the applicable settlement rate, plus, in the case of an early settlement upon a fundamental change, the number of make-whole shares; and

◦the Company pays the holder quarterly contract adjustment payments at the rate of 4.05% per year on the stated amount of $50, or $2.0250 per year, subject to the Company’s right to defer the contract adjustment payments; and
•a 1/20 undivided beneficial ownership interest in a Treasury security.
The term “blackout period” means the period (1) if the Company elects to conduct an optional remarketing, from 4:00 p.m., New York City time, on the second business day (as defined below) immediately preceding the first day of the optional remarking period until the settlement date of such optional remarketing or the date the Company announces that such remarketing was unsuccessful and (2) after 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period.
The term “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York or Hartford, Connecticut are authorized or required by law or executive order to close or a day on which the corporate trust office of the purchase contract agent is closed for business.
The Treasury Unit holder’s beneficial ownership interest in the Treasury security will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase the Common Stock under the related purchase contracts.
To create 40 Treasury Units, a holder is required to:
•deposit with the collateral agent two Treasury securities that each have a principal amount at maturity of $1,000, which must be purchased in the open market at the expense of the Corporate Unit holder, unless otherwise owned by the holder; and
•transfer to the purchase contract agent 40 Corporate Units, accompanied by a notice stating that the holder of the Corporate Units has deposited two Treasury securities with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related RSN of each series.
Upon receiving instructions from the purchase contract agent and receipt of the Treasury securities, the collateral agent will release the related RSN of each series from the pledge and deliver them to the purchase contract agent on behalf of the holder, free and clear of the Company’s security interest. The purchase contract agent then will:
•cancel the 40 Corporate Units;
•transfer the related RSN of each series to the holder; and
•deliver 40 Treasury Units to the holder.
The Treasury securities will be substituted for the RSNs and will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase shares of Common Stock under the related purchase contracts. The RSNs thereafter will trade and be transferable separately from the Treasury Units.
Holders who create Treasury Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to such collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”

Recreating Corporate Units
Each holder of 40 Treasury Units will have the right, at any time, other than during a blackout period or after a successful remarketing, to substitute for the related Treasury securities held by the collateral agent a RSN of each series having a principal amount equal to $1,000. This substitution would recreate 40 Corporate Units and the applicable Treasury securities would be released from the pledge under the purchase contract and pledge agreement and delivered to the holder and would be tradable and transferable separately from the Corporate Units. Because both series of RSNs are issued in integral multiples of $1,000, holders of Treasury Units may make this substitution only in integral multiples of 40 Treasury Units. After a successful remarketing, holders may not recreate Corporate Units from Treasury Units.
To recreate 40 Corporate Units, a holder is required to:
•deposit with the collateral agent a RSN of each series having a principal amount of $1,000, which must be purchased in the open market at the expense of the Treasury Unit holder, unless otherwise owned by the holder; and
•transfer to the purchase contract agent 40 Treasury Units, accompanied by a notice stating that the holder of the Treasury Units has deposited a RSN of each series having a principal amount of $1,000 with the collateral agent and requesting that the purchase contract agent instruct the collateral agent to release the related Treasury securities.
Upon receiving instructions from the purchase contract agent and receipt of a RSN of each series having a principal amount of $1,000, the collateral agent will promptly release the related Treasury securities from the pledge and promptly instruct the securities intermediary to transfer such Treasury securities to the purchase contract agent for distribution to the holder, free and clear of the Company’s security interest. The purchase contract agent then will:
•cancel the 40 Treasury Units;
•transfer the related Treasury securities to the holder; and
•deliver 40 Corporate Units to the holder.
The $1,000 principal amount RSN of each series will be substituted for the Treasury securities and will be pledged to the Company through the collateral agent to secure the holder’s obligation to purchase shares of Common Stock under the related purchase contracts. The Treasury securities thereafter will trade and be transferable separately from the Corporate Units.
Holders who recreate Corporate Units will be responsible for any taxes, governmental charges or other fees or expenses (including, without limitation, fees and expenses payable to the collateral agent) attributable to the collateral substitution. See “Certain Provisions of the Purchase Contract and Pledge Agreement—Miscellaneous.”
Payments on the Equity Units
Holders of Corporate Units and Treasury Units receive quarterly contract adjustment payments payable by the Company at the rate of 4.05% per year on the stated amount of $50 per Equity Unit. The Company makes contract adjustment payments on the Corporate Units and the Treasury Units quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (except that if any such date is not a business day, contract adjustment payments will be payable on the following business day, without adjustment). Unless the purchase contracts have been terminated (as described under “Description of the Purchase Contracts—Termination” below), the Company will make such contract adjustment payments until the earliest of the purchase contract settlement date, the fundamental change early settlement date (in the case of a fundamental change early settlement, as described under “Description of the Purchase Contracts—Early Settlement Upon a Fundamental Change” below) and the most recent contract adjustment payment date on or before any other early settlement with respect to the related purchase contracts (in the case of an early settlement as described under “Description of the Purchase Contracts—Early Settlement” below). If the purchase contracts have been terminated, the Company’s obligation to pay the contract adjustment payments, including any accrued and unpaid contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon), will cease. In addition, holders of Corporate Units receive quarterly cash distributions consisting of their pro rata share of interest payments on each series of RSNs (or distributions on the applicable ownership interest in the Treasury portfolio, as applicable), equivalent to the rate of 2.70% per year for the Series 2019A RSNs and 2.70% per year for the Series 2019B RSNs. There will be no interest payments in respect of the Treasury securities that are a component of the Treasury Units, but to the extent that such holders of Treasury Units continue to hold the RSNs that were delivered to them when they created the Treasury Units, such holders will continue to receive the scheduled interest payments on their separate RSNs for as long as they hold the RSNs, subject to the Company’s right to defer such payments and subject to any modifications made thereto pursuant to a successful remarketing.
The Company has the right to defer payment of quarterly contract adjustment payments and of interest on either or both series of RSNs as described under “Description of the Purchase Contracts—Contract Adjustment Payments” and “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments,” respectively.
Listing
The Corporate Units are listed on the New York Stock Exchange under the symbol “SOLN”. Except in connection with early settlement, fundamental change early settlement, a termination event or settlement on the purchase contract settlement date with separate cash, unless and until substitution has been made as described in “—Creating Treasury Units by Substituting a Treasury Security for the RSNs” or “—Recreating Corporate Units,” neither the RSN of either series or the applicable ownership interest in the Treasury portfolio component of a Corporate Unit nor the Treasury security component of a Treasury Unit will trade separately from Corporate Units or Treasury Units. The RSNs or applicable ownership interest in the Treasury portfolio component will trade as a unit with the purchase contract component of the Corporate Units, and the Treasury security component will trade as a unit with the purchase contract component of the Treasury Units. In addition, if Treasury Units or RSNs of either series are separately traded to a sufficient extent that the applicable exchange listing requirements are met, the Company may endeavor to cause the Treasury Units or RSNs of either series to be listed on the exchange on which the Corporate Units are then listed, including, if applicable, the New York Stock Exchange. However, there can be no assurance that the Company will list the Treasury Units or the RSNs of either series on any exchange or quotation system.
Ranking
The RSNs, which are included in the Equity Units, are the Company’s junior subordinated obligations, subordinated to the Company’s existing and future Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination” above). The Series 2019A RSNs and the Series 2019B RSNs were issued under the Subordinated Note Indenture.
In addition, the Company’s obligations with respect to contract adjustment payments are subordinated in right of payment to the Company’s existing and future Senior Indebtedness.

The RSNs and the Company’s obligations with respect to contract adjustments payments are structurally subordinated to existing or future preferred stock and indebtedness, guarantees and other liabilities, including trade payables, of the Company’s subsidiaries.
The Company’s subsidiaries are separate and distinct legal entities from the Company. The Company’s subsidiaries have no obligation to pay any amounts due on the RSNs or the purchase contracts or to provide the Company with funds to meet the Company’s respective payment obligations on the RSNs or purchase contracts. Any payment of dividends, loans or advances by the Company’s subsidiaries to the Company could be subject to statutory or contractual restrictions and will be contingent upon the subsidiaries’ earnings and business considerations. The Company’s right to receive any assets of any of the Company’s subsidiaries upon their bankruptcy, liquidation or similar reorganization, and therefore the right of the holders of the RSNs or purchase contracts to participate in those assets, will be structurally subordinated to the claims of that subsidiary’s creditors, including trade creditors. Even if the Company is a creditor of any of the Company’s subsidiaries, the Company’s rights as a creditor would be subordinated to any security interest in the assets of the Company’s subsidiaries and any indebtedness of the Company’s subsidiaries senior to that held by the Company.
Voting and Certain Other Rights
Prior to the delivery of shares of Common Stock under each purchase contract, such purchase contract shall not entitle the holder of the Corporate Units or Treasury Units to any rights of a holder of shares of Common Stock, including, without limitation, the right to vote or receive any dividends or other payments or distributions or to consent to or to receive notice as a stockholder or other rights in respect of the Common Stock.
Repurchase of the Equity Units
The Company may purchase from time to time any of the Equity Units that are then outstanding by tender, in the open market, by private agreement or otherwise, subject to compliance with applicable law.

Description of the Purchase Contracts
The term “business day”, as used in this Description of the Purchase Contracts, has the meaning ascribed to it under the caption “Description of the Equity Units” above.
The term “record date”, as used in this Description of the Purchase Contracts, has the meaning ascribed to it in this Description of the Purchase Contracts.
Purchase of Common Stock
Each purchase contract that is a component of a Corporate Unit or a Treasury Unit obligates its holder to purchase, and the Company to issue and deliver, on the purchase contract settlement date (August 1, 2022 (or if such day is not a business day, the following business day)), for $50 in cash a number of shares of Common Stock equal to the settlement rate (together with cash, if applicable, in lieu of any fractional shares of Common Stock in the manner described below), unless the purchase contract terminates prior to that date or is settled early at the holder’s option. The number of shares of Common Stock issuable upon settlement of each purchase contract on the purchase contract settlement date (which is referred to as the “settlement rate”) will be determined as follows, subject to adjustment as described under “—Anti-dilution Adjustments” below:
(1)    If the applicable market value of the Common Stock is equal to or greater than the “threshold appreciation price” of $68.64, the settlement rate will be 0.7284 shares of Common Stock (this settlement rate is referred to as the “minimum settlement rate”).
Accordingly, if the market price for the Common Stock increases between August 13, 2019 (the date the Equity Units were priced (the “Pricing Date”)) and the period during which the applicable market value is measured and the applicable market value is greater than the threshold appreciation price, the aggregate market value of the shares of Common Stock issued upon settlement of each purchase contract will be higher than the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock. If the applicable market value is the same as the threshold appreciation price, the aggregate market value of the shares issued upon settlement will be equal to the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock.
(2)    If the applicable market value of the Common Stock is less than the threshold appreciation price but greater than the “reference price” of $57.20, which was the closing price of the Common Stock on the New York Stock Exchange on the Pricing Date, 2019, the date the Equity Units were priced, the settlement rate will be a number of shares of Common Stock equal to $50 divided by the applicable market value, rounded to the nearest ten thousandth of a share.
Accordingly, if the market price for the Common Stock increases between the Pricing Date (the date the Equity Units were priced) and the period during which the applicable market value is measured, but the market price does not exceed the threshold appreciation price, the aggregate market value of the shares of Common Stock issued upon settlement of each purchase contract will be equal to the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock.
(3)    If the applicable market value of the Common Stock is less than or equal to the reference price of $57.20, the settlement rate will be 0.8741 shares of Common Stock, which is equal to the stated amount divided by the reference price (this settlement rate is referred to as the “maximum settlement rate”).
Accordingly, if the market price for the Common Stock decreases between the Pricing Date (the date the Equity Units were priced) and the period during which the applicable market value is measured and the market price is less than the reference price, the aggregate market value of the shares of Common Stock issued upon settlement of each purchase contract will be less than the stated amount, assuming that the market price on the purchase contract settlement date is the same as the applicable market value of the Common Stock. If the market price of the Common Stock is the same as the reference price, the aggregate market value of the shares will be equal to the stated amount, assuming that the market price of the Common Stock on the purchase contract settlement date is the same as the applicable market value of the Common Stock.
The threshold appreciation price is equal to $50 divided by the minimum settlement rate (such quotient rounded to the nearest $0.0001), which is $68.64 and represents appreciation of approximately 20.0% over the reference price.
If you elect to settle your purchase contract early in the manner described under “—Early Settlement,” the number of shares of Common Stock issuable upon settlement of such purchase contract will be 0.7284, the minimum settlement rate, subject to adjustment as described under “—Anti-dilution Adjustments.” If you elect to settle your purchase contract early upon a fundamental change, the number of shares of Common Stock issuable upon settlement will be determined as described under “—Early Settlement Upon a Fundamental Change.” The minimum settlement rate and the maximum settlement rate are referred to as the “fixed settlement rates.”
The “applicable market value” means the average of the volume-weighted average price, or VWAP, of the Common Stock on each trading day during the 20 consecutive scheduled trading day period ending on the third scheduled trading day immediately preceding the purchase contract settlement date (the “market value averaging period”). The “VWAP” of the Common Stock means, for the relevant trading day, the per share VWAP on the principal exchange or quotation system on which the Common Stock is listed or admitted for trading as displayed under the heading Bloomberg VWAP on Bloomberg page “SO US <EQUITY> AQR” (or its equivalent successor if that page is not available) in respect of the period from the scheduled open of trading on the relevant trading day until the scheduled close of trading on the relevant trading day (or if such VWAP is unavailable, the market price of one share of Common Stock on such trading day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).
A “trading day” means, for purposes of determining a VWAP or closing price, a day (i) on which the principal exchange or quotation system on which the Common Stock is listed or admitted for trading is scheduled to be open for business and (ii) on which there has not occurred or does not exist a market disruption event.
A “market disruption event” means any of the following events:
•any suspension of, or limitation imposed on, trading by the principal exchange or quotation system on which the Common Stock is listed or admitted for trading during the one-hour period prior to the close of trading for the regular trading session on such exchange or quotation system (or for purposes of determining VWAP any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) and whether by reason of movements in price exceeding limits permitted by the relevant exchange or quotation system or otherwise relating to the Common Stock or in futures or option contracts relating to the Common Stock on the relevant exchange or quotation system; or
•any event (other than a failure to open or, except for purposes of determining VWAP, a closure as described below) that disrupts or impairs the ability of market participants during the one-hour period prior to the close of trading for the regular trading session on the principal exchange or quotation system on which the Common Stock is listed or admitted for trading (or for purposes of determining VWAP any period or periods prior to 1:00 p.m., New York City time, aggregating one half hour or longer) in general to effect transactions in, or obtain market values for, the Common Stock on the relevant exchange or quotation system or futures or options contracts relating to the Common Stock on any relevant exchange or quotation system; or
•the failure to open of the principal exchange or quotation system on which futures or options contracts relating to the Common Stock are traded or, except for purposes of determining VWAP, the closure of such exchange or quotation system prior to its respective scheduled closing time for the regular trading session on such day (without regard to after hours or other trading outside the regular trading session hours) unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of the actual closing time for the regular trading session on such day and the submission deadline for orders to be entered into such exchange or quotation system for execution at the actual closing time on such day.
If a market disruption event occurs on any scheduled trading day during the market value averaging period, the Company will notify investors on the calendar day on which such event occurs.
If 20 trading days for the Common Stock have not occurred during the market value averaging period, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the purchase contract settlement date and the VWAP of the Common Stock for each of the remaining trading days will be the VWAP of the Common Stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The “closing price” per share of Common Stock means, on any date of determination, the closing sale price or, if no closing sale price is reported, the last reported sale price of the Common Stock on the principal United States securities exchange on which the Common Stock is listed, or if the Company’s Common Stock is not so listed on a United States securities exchange, the average of the last quoted bid and ask prices for the Common Stock in the over-the-counter market as reported by OTC Markets Group Inc. or similar organization, or, if those bid and ask prices are not available, the market value of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.
The Company will not issue any fractional shares of Common Stock upon settlement of a purchase contract. Instead of a fractional share, the holder will receive an amount of cash equal to the percentage of a whole share represented by such fractional share multiplied by the closing price of the Common Stock on the trading day immediately preceding the purchase contract settlement date (or the trading day immediately preceding the relevant settlement date, in the case of early settlement). If, however, a holder surrenders for settlement at one time certificates evidencing more than one purchase contract, then the number of shares of Common Stock issuable pursuant to such purchase contracts will be computed based upon the aggregate number of purchase contracts surrendered

(including any global security certificate, to the extent permitted by, and practicable under, procedures of The Depository Trust Company (“DTC” or the “depository”).
Unless:
•a holder has settled early the related purchase contracts by delivery of cash to the purchase contract agent in the manner described under “—Early Settlement” or “—Early Settlement Upon a Fundamental Change;”
•a holder of Corporate Units has settled the related purchase contracts with separate cash in the manner described under “—Notice to Settle with Cash;” or
•an event described under “—Termination” has occurred;
then, on the purchase contract settlement date,
•in the case of Corporate Units where there has not been a successful optional or final remarketing, the holder will be deemed to have exercised its put right as described under “—Remarketing” (unless it shall have elected not to exercise such put right by delivering cash as described thereunder) and to have elected to apply the proceeds of the put price to satisfy in full the holder’s obligation to purchase the Common Stock under the related purchase contracts;
•in the case of Corporate Units where the Treasury portfolio or cash has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, the portion of the proceeds of the applicable ownership interests in the Treasury portfolio when paid at maturity or an amount of cash equal to the stated amount of $50 per Corporate Unit will be applied to satisfy in full the holder’s obligation to purchase Common Stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units;
•in the case of Corporate Units where the RSNs have been successfully remarketed during the final remarketing period, the portion of the remarketing proceeds sufficient to satisfy the holder’s obligation to purchase the Common Stock under the related purchase contracts will be applied to satisfy in full the holder’s obligation to purchase Common Stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Corporate Units; and
•in the case of Treasury Units, the proceeds of the related Treasury securities, when paid at maturity, will be applied to satisfy in full the holder’s obligation to purchase the Common Stock under the related purchase contracts and any excess proceeds will be delivered to the purchase contract agent for the benefit of the holders of Treasury Units.
The Common Stock will then be issued and delivered to the holder or the holder’s designee on the purchase contract settlement date. The Company will pay all stock transfer and similar taxes attributable to the initial issuance and delivery of the shares of Common Stock pursuant to the purchase contracts, unless any such tax is due because the holder requests such shares to be issued in a name other than such holder’s name.
Prior to the settlement of a purchase contract, the shares of Common Stock underlying each purchase contract will not be outstanding, and the holder of the purchase contract will not have any voting rights, rights to dividends or other distributions or other rights of a holder of the Common Stock by virtue of holding such purchase contract.
By purchasing a Corporate Unit or a Treasury Unit, a holder is deemed to have, among other things:
•irrevocably appointed the purchase contract agent as its attorney-in-fact to enter into and perform the related purchase contract and the purchase contract and pledge agreement in the name of and on behalf of such holder;
•agreed to be bound by the terms and provisions of the Corporate Units or Treasury Units, as applicable, including, but not limited to, the terms of the related purchase contract and the purchase contract and pledge agreement, for so long as the holder remains a holder of Corporate Units or Treasury Units;
•consented to and agreed to be bound by the pledge of such holder’s right, title and interest in and to its undivided beneficial ownership interest in each series of RSNs, the portion of the Treasury portfolio (or cash) described in the first clause of the definition of “applicable ownership interest” or the Treasury securities, as applicable, and the delivery of such collateral by the purchase contract agent to the collateral agent; and
•agreed to the satisfaction of the holder’s obligations under the purchase contracts with the proceeds of the pledged undivided beneficial ownership in the RSNs, Treasury portfolio (or cash), Treasury securities or put price, as applicable, in the manner described above if the option to settle the purchase contracts through payment of separate cash is not elected.
Remarketing
The Company has agreed to enter into a remarketing agreement with one or more remarketing agents no later than 20 days prior to the first day of the final remarketing period or, if the Company elects to conduct an optional remarketing, no later than 20 days prior to the first day of the optional remarketing period.
During a blackout period that relates to each remarketing period:
•a holder may not settle a purchase contract early;
•a holder may not create Treasury Units; and
•a holder may not recreate Corporate Units from Treasury Units.
Each of an “optional remarketing” and a “final remarketing” is referred to as a “remarketing.” In a remarketing, the RSNs of each series that are a part of Corporate Units (except, in the case of a final remarketing, where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs whose holders have elected to participate in the remarketing, as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed.
Following any successful remarketing of the RSNs:
•the interest rate on each series of RSNs may be reset as described below and under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset” below;

•interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year;
•the Series 2019B RSNs will cease to be redeemable at the Company’s option, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Redemption at the Company’s Option” and “—Redemption Procedures” will no longer apply to the Series 2019B RSNs; and
•the Company will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments” will no longer apply to the RSNs.
All such modifications will take effect only if the remarketing is successful, without the consent of holders, upon the earlier of the optional remarketing settlement date (as defined below) or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs (either upward or downward), in order to produce the required price in the remarketing, as discussed under “—Optional Remarketing” and “—Final Remarketing” below.
The Company will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of the RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any remarketing in accordance with an exemption under the securities laws).
The Company will separately pay a fee to the remarketing agent for its services as remarketing agent. Holders whose RSNs are remarketed will not be responsible for the payment of any remarketing fee in connection with the remarketing.
Optional Remarketing
Unless a termination event has occurred, the Company may elect, at the Company’s option, to engage the remarketing agent pursuant to the terms of the remarketing agreement, to remarket the RSNs over a period selected by the Company that begins on or after April 28, 2022 (the second business day immediately preceding the May 1, 2022 interest payment date) and ends any time on or before July 13, 2022 (the eighth calendar day immediately preceding the first day of the final remarketing period). This period is referred to as the “optional remarketing period,” a remarketing that occurs during the optional remarketing period as an “optional remarketing” and the date the RSNs are priced in an optional remarketing as the “optional remarketing date.” In any optional remarketing, the aggregate principal amount of the RSNs of each series that are a part of Corporate Units and any separate RSNs of either series whose holders have elected to participate in the optional remarketing, as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units,” will be remarketed. If the Company elects to conduct an optional remarketing, the remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series that results in aggregate proceeds of at least 100% of the aggregate of the Treasury portfolio purchase price (as defined below) and the separate RSNs purchase price (as defined below). To obtain that price, the remarketing agent may, in consultation with the Company, reset the interest rate on each series of RSNs, as described under

“Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset.” The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the Company’s election to conduct an optional remarketing no later than five business days prior to the date the Company begins the optional remarketing.
The Company may not elect to conduct an optional remarketing if the Company is then deferring interest on the RSNs. See “Description of the Remarketable Junior Subordinated Notes—Option to Defer Interest Payments.”
An optional remarketing on any remarketing date will be considered successful if the remarketing agent is able to remarket the RSNs of each series at a price that results in aggregate proceeds of at least 100% of the Treasury portfolio purchase price and the separate RSNs purchase price.
Following a successful optional remarketing of the RSNs, on the optional remarketing settlement date, the portion of the remarketing proceeds equal to the Treasury portfolio purchase price will, except as described below, be used to purchase the Treasury portfolio and the remaining proceeds attributable to the RSNs underlying the Corporate Units will be remitted to the purchase contract agent for distribution pro rata to the holders of such Corporate Units. The portion of the remarketing proceeds attributable to the separate RSNs sold in the remarketing will be remitted to the custodial agent for distribution on the optional remarketing settlement date to the holders of such separate RSNs.
If the Company elects to conduct an optional remarketing and the remarketing is successful:
•settlement with respect to the remarketed RSNs will occur on the second business day following the optional remarketing date, unless the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, in which case settlement will occur on the third business day following the optional remarketing date (such settlement date is referred to as the “optional remarketing settlement date”);
•interest on the RSNs will be payable semi-annually;
•the interest deferral provisions will cease to apply to the RSNs;
•the interest rate on each series of RSNs will be reset by the remarketing agent in consultation with the Company on the optional remarketing date and will become effective on the optional remarketing settlement date, if applicable;
•the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective;
•after the optional remarketing settlement date, your Corporate Units will consist of a purchase contract and the applicable ownership interest in the Treasury portfolio (or cash), as described herein; and
•you may no longer create Treasury Units or recreate Corporate Units from Treasury Units.
If the Company does not elect to conduct an optional remarketing during the optional remarketing period or no optional remarketing succeeds for any reason, the RSNs will continue to be a component of the Corporate Units or will continue to be held separately and the remarketing agent will use its commercially reasonable efforts to remarket the RSNs during the final remarketing period.

For the purposes of a successful optional remarketing, “Treasury portfolio purchase price” means the lowest aggregate ask-side price quoted by a primary United States government securities dealer in New York City to the quotation agent selected by the Company between 9:00 a.m. and 4:00 p.m., New York City time, on the optional remarketing date for the purchase of the Treasury portfolio for settlement on the optional remarketing settlement date; provided that if the Treasury portfolio consists of cash, “Treasury portfolio purchase price” means the amount of such cash.
Components of the Treasury Portfolio
Following a successful optional remarketing and receipt of the proceeds, the collateral agent will purchase, at the Treasury portfolio purchase price, a Treasury portfolio consisting of:
•United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series 2019A RSNs underlying the undivided beneficial ownership interests in the Series 2019A RSNs included in the Corporate Units on the optional remarketing date;
•United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the principal amount of the Series 2019B RSNs underlying the undivided beneficial ownership interests in the Series 2019B RSNs included in the Corporate Units on the optional remarketing date;
•United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series 2019A RSNs underlying the undivided beneficial ownership interests in the Series 2019A RSNs included in the Corporate Units on the optional remarketing date; and
•United States Treasury securities (or principal or interest strips thereof) that mature on or prior to the purchase contract settlement date in an aggregate amount at maturity equal to the aggregate interest payment (assuming no reset of the interest rate) that would have been paid to the holders of the Corporate Units on the purchase contract settlement date on the principal amount of the Series 2019B RSNs underlying the undivided beneficial ownership interests in the Series 2019B RSNs included in the Corporate Units on the optional remarketing date.
If United States Treasury securities (or principal or interest strips thereof) that are to be included in the Treasury portfolio in connection with a successful optional remarketing have a yield that is less than zero, the Treasury portfolio will consist of an amount in cash equal to the aggregate principal amount at maturity of the United States Treasury securities described in the bullet points above. If the provisions set forth in this paragraph apply, references herein to a “Treasury security” and “United States Treasury securities (or principal or interest strips thereof)” in connection with the Treasury portfolio will, thereafter, be deemed to be references to such amount in cash.
The applicable ownership interests in the Treasury portfolio will be substituted for the undivided beneficial ownership interests in the RSNs of each series that are components of the Corporate Units and the portions of the Treasury portfolio described in the first and second bullets above will be pledged to the Company through the collateral agent to secure the Corporate Unit holders’ obligation under the purchase contracts. On the purchase contract settlement date, for each Corporate Unit, $50 of the proceeds from the Treasury portfolio will automatically be applied to satisfy the Corporate Unit holder’s obligation to purchase Common Stock under the purchase contract. In addition, proceeds from the portions of the Treasury portfolio described in the third and fourth bullets above, which will equal the interest payments (assuming no reset of the interest rate) that would have been paid on each series of RSNs that were components of the Corporate Units at the time of remarketing, will be paid on the purchase contract settlement date to the holders of the Corporate Units.
If the Company elects to remarket the RSNs during the optional remarketing period and a successful remarketing has not occurred on or prior to July 13, 2022 (the last day of the optional remarketing period), the Company will cause a notice of the failed remarketing to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the optional remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or by making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service. The Company will similarly cause a notice of a successful remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the date of such successful remarketing.
On each business day during any optional remarketing period, the Company has the right in its sole and absolute discretion to determine whether or not an optional remarketing will be attempted. At any time and from time to time during the optional remarketing period prior to the announcement of a successful optional remarketing, the Company has the right to postpone any optional remarketing in its sole and absolute discretion.
Final Remarketing
Unless a termination event or a successful optional remarketing has previously occurred, the Company will remarket the RSNs during the five business day period ending on, and including, July 27, 2022 (the third business day immediately preceding the purchase contract settlement date). This period is referred to as the “final remarketing period,” the remarketing during this period as the “final remarketing” and the date the RSNs are priced in the final marketing as the “final remarketing date.” In the final remarketing, the aggregate principal amount of the RSNs of each series that are a part of Corporate Units (except where the holder has elected to settle the purchase contract through payment of separate cash) and any separate RSNs of either series whose holders have elected to participate in the final remarketing will be remarketed. The remarketing agent will use its commercially reasonable efforts to obtain a price for the RSNs of each series to be remarketed that results in proceeds of at least 100% of the principal amount of all the RSNs offered in the remarketing. To obtain that price, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset.” The Company will request that the depository notify its participants holding Corporate Units, Treasury Units and separate RSNs of the final remarketing no later than seven days prior to the first day of the final remarketing period. In such notice, the Company will set forth the dates of the final remarketing period, applicable procedures for holders of separate RSNs to participate in the final remarketing, the applicable procedures for holders of Corporate Units to create Treasury Units and for holders of Treasury Units to recreate Corporate Units, the applicable procedures for holders of Corporate Units to settle their purchase contracts early and any other applicable procedures, including the procedures that must be followed by a holder of separate RSNs in the case of a failed remarketing if a holder of separate RSNs wishes to exercise its right to put its RSNs to the Company as described below and under “Description of the Remarketable Junior Subordinated Notes—Put Option upon

Failed Remarketing.” The Company has the right to postpone the final remarketing in its sole and absolute discretion on any day prior to the last three business days of the final remarketing period.
A remarketing during the final remarketing period will be considered successful if the remarketing agent is able to remarket the RSNs for a price of at least 100% of the aggregate principal amount of all the RSNs offered in the remarketing.
If the final remarketing is successful:
•settlement with respect to the remarketed RSNs will occur on the purchase contract settlement date;
•the interest rate of each series of RSNs will be reset by the remarketing agent in consultation with the Company, and will become effective on the reset effective date, which will be the purchase contract settlement date, as described under “Description of the Remarketable Junior Subordinated Notes—Interest Rate Reset” below;
•the other modifications to the terms of the RSNs, as described under “—Remarketing,” will become effective; and
•the collateral agent will remit the portion of the proceeds equal to the total principal amount of the RSNs of each series underlying the Corporate Units to the Company to satisfy in full the Corporate Unit holders’ obligations to purchase Common Stock under the related purchase contracts, and any excess proceeds attributable to RSNs underlying Corporate Units that were remarketed will be remitted to the purchase contract agent for distribution pro rata to the holders of such RSNs and proceeds from the final remarketing attributable to the separate RSNs remarketed will be remitted to the custodial agent for distribution pro rata to the holders of the remarketed separate RSNs.
Unless a termination event has occurred, a holder has effected an early settlement or a fundamental change early settlement or there has been a successful remarketing, each Corporate Unit holder has the option at any time on or after the date the Company gives notice of a final remarketing to notify the purchase contract agent at any time prior to 4:00 p.m., New York City time, on the second business day immediately prior to the first day of the final remarketing period of its intention to settle the related purchase contracts on the purchase contract settlement date with separate cash and to provide that cash on or prior to the business day immediately prior to the first day of the final remarketing period, as described under “—Notice to Settle with Cash.” The RSNs of any holder of Corporate Units who has not given this notice or failed to deliver the cash will be remarketed during the final remarketing period. In addition, holders of RSNs that do not underlie Corporate Units may elect to participate in the remarketing as described under “Description of the Remarketable Junior Subordinated Notes—Remarketing of RSNs That Are Not Included in Corporate Units.”
If, in spite of using its commercially reasonable efforts, the remarketing agent cannot remarket the RSNs during the final remarketing period at a price equal to or greater than 100% of the aggregate principal amount of all the RSNs offered in the remarketing, a condition precedent set forth in the remarketing agreement has not been fulfilled or a successful remarketing has not occurred for any other reason, in each case resulting in a “failed remarketing,” holders of all RSNs will have the right to put their RSNs to the Company for an amount equal to the principal amount of their RSNs (the “put price”). The conditions precedent in the remarketing agreement will include, but not be limited to, the timely filing with the SEC of all material related to the remarketing required to be filed by the Company, the truth and correctness of certain representations and warranties made by the Company in the remarketing agreement, the furnishing of certain officer’s certificates to the remarketing agent and the receipt by the remarketing agent of customary “comfort letters” from the Company’s auditors and opinions of counsel. A holder of Corporate Units will be deemed to have automatically exercised this put right with respect to both series of RSNs underlying such Corporate Units unless the holder has provided a written notice to the purchase contract agent of its intention to settle the purchase contract with separate cash as described below under “—Notice to Settle with Cash” prior to 4:00 p.m., New York City time, on the second business day immediately prior to the purchase contract settlement date, and on or prior to the business day immediately preceding the purchase contract settlement date has delivered the $50 in cash per purchase contract. Settlement with separate cash may only be effected in integral multiples of 40 Corporate Units. If a holder of Corporate Units elects to settle with separate cash, upon receipt of the required cash payment, the related RSNs underlying the Corporate Units will be released from the pledge under the purchase contract and pledge agreement and delivered promptly to the purchase contract agent for delivery to the holder. The holder of the Corporate Units will then receive the applicable number of shares of Common Stock on the purchase contract settlement date. The cash received by the collateral agent upon this settlement with separate cash may, upon the Company’s written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to the Company on the purchase contract settlement date. Permitted investments may include investments for which the collateral agent or its affiliates serve as manager, investment advisor, administrator, shareholder, servicing agent and/or custodian or sub-custodian and for which the collateral agent may receive fees. Any excess funds received by the collateral agent in respect of any such permitted investments over the aggregate purchase price remitted to the Company in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for ratable payment to the applicable holders who settled with separate cash. If a failed remarketing has occurred, unless a holder of Corporate Units has elected to settle the related purchase contracts with separate cash and delivered the separate cash on or prior to the business day immediately preceding the purchase contract settlement date, the holder will be deemed to have elected to apply the put price against the holder’s obligations to pay the aggregate purchase price for the shares of Common Stock to be issued under the related purchase contracts, thereby satisfying the obligations in full, and the Company will deliver to the holder the Common Stock pursuant to the related purchase contracts.
If a successful final remarketing has not occurred on or prior to July 27, 2022 (the last day of the final remarketing period), the Company will cause a notice of the failed remarketing of the RSNs to be published no later than 9:00 a.m., New York City time, on the business day immediately following the last date of the final remarketing period. This notice will be validly published by furnishing such information on a Current Report on Form 8-K or making a timely release to any appropriate news agency, including Bloomberg Business News and the Dow Jones News Service.
Early Settlement
Subject to the conditions described below, a holder of Corporate Units or Treasury Units may settle the related purchase contracts at any time prior to 4:00 p.m., New York City time, on the second business day immediately preceding the purchase contract settlement date, other than during a blackout period in the case of Corporate Units. An early settlement may be made only in integral multiples of 40 Corporate Units or 20 Treasury Units; however, if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units following a successful optional remarketing, holders of Corporate Units may settle early only in integral multiples of 20,000 Corporate Units. In order to settle purchase contracts early, a holder of Equity Units must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford,

Connecticut (1) a completed “Election to Settle Early” form, along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form and (2) a cash payment in immediately available funds in an amount equal to:
•$50 times the number of purchase contracts being settled; plus
•if the early settlement date occurs during the period from the close of business on any record date next preceding any contract adjustment payment date to the opening of business on such contract adjustment payment date, an amount equal to the contract adjustment payments payable on such contract adjustment payment date, unless the Company has elected to defer the contract adjustment payments payable on such contract adjustment payment date.
So long as you hold Equity Units as a beneficial interest in a global security certificate deposited with the depository, procedures for early settlement will also be governed by standing arrangements between the depository and the purchase contract agent.
The early settlement right is also subject to the condition that, if required under United States federal securities laws, the Company has a registration statement under the Securities Act of 1933, as amended, in effect and an available prospectus covering the shares of Common Stock and other securities, if any, deliverable upon settlement of a purchase contract. The Company has agreed that, if such a registration statement is required, the Company will use its commercially reasonable efforts to (1) have a registration statement in effect covering those shares of Common Stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the early settlement right (it being understood that if there is a material business transaction or development that has not yet been publicly disclosed, the Company will not be required to file such registration statement or provide such a prospectus, and the early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective, the holder’s exercise of such right will be void unless and until such a registration statement is effective.
Upon early settlement, except as described below in “—Early Settlement Upon a Fundamental Change,” the Company will sell, and the holder will be entitled to buy, the minimum settlement rate of 0.7284 shares of Common Stock (or in the case of an early settlement following a reorganization event, such number of exchange property units, as described under “—Reorganization Events” below) for each purchase contract being settled (regardless of the market price of the Common Stock on the date of early settlement), subject to adjustment under the circumstances described under “—Anti-dilution Adjustments” below. The Company will cause, no later than the second business day after the applicable early settlement date, (1) the shares of Common Stock to be issued and (2) the related RSNs of each series or applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, underlying the Equity Units and securing such purchase contracts to be released from the pledge under the purchase contract and pledge agreement and delivered to the purchase contract agent for delivery to the holder. Upon early settlement, the holder will be entitled to receive any accrued and unpaid contract adjustment payments (including any accrued and unpaid deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the contract adjustment payment date immediately preceding the early settlement date. The holder’s right to receive future contract adjustment payments will also terminate.

If the purchase contract agent receives a completed “Election to Settle Early” form (along with the Corporate Unit or Treasury Unit certificate, if they are in certificated form) and payment of $50 for each purchase contract being settled (and, if required, an amount equal to the contract adjustment payments payable on the next contract adjustment payment date) prior to 4:00 p.m., New York City time, on any business day and all conditions to early settlement have been satisfied, then that day will be considered the early settlement date. If the purchase contract agent receives the foregoing at or after 4:00 p.m., New York City time, on any business day or at any time on a day that is not a business day, then the next business day will be considered the early settlement date.
Early Settlement Upon a Fundamental Change
If a “fundamental change” (as defined below) occurs prior to the 30th scheduled trading day preceding the purchase contract settlement date, then, following the fundamental change, each holder of a purchase contract, subject to certain conditions described herein, will have the right to accelerate and settle the purchase contract early on the fundamental change early settlement date (defined below) at the settlement rate determined as if the applicable market value were determined, for such purpose, based on the market value averaging period starting on the 23rd scheduled trading day prior to the fundamental change early settlement date and ending on the third scheduled trading day immediately preceding the fundamental change early settlement date, plus an additional make-whole amount of shares (such additional make-whole amount of shares being hereafter referred to as the “make-whole shares”).
This right is referred to as the “fundamental change early settlement right.” If 20 trading days for the Common Stock have not occurred during the deemed market value averaging period referred to in the preceding paragraph, all remaining trading days will be deemed to occur on the third scheduled trading day immediately prior to the fundamental change early settlement date and the VWAP of the Common Stock for each of the remaining trading days will be the VWAP of the Common Stock on that third scheduled trading day or, if such day is not a trading day, the closing price as of such day.
The Company will provide each of the holders with a notice of the completion of a fundamental change within four scheduled trading days after the effective date of a fundamental change. The notice will specify (1) a date (subject to postponement as described below, the “fundamental change early settlement date”), which will be at least 26 scheduled trading days after the date of the notice and one business day prior to the purchase contract settlement date, on which date the Company will deliver shares of Common Stock to holders who exercise the fundamental change early settlement right, (2) the date by which holders must exercise the fundamental change early settlement right, which will be no earlier than the second scheduled trading day before the fundamental change early settlement date, (3) the first scheduled trading day of the deemed market value averaging period; which will be the 23rd scheduled trading day prior to the fundamental change early settlement date, the reference price, the threshold appreciation price and the fixed settlement rates, (4) the amount and kind (per share of Common Stock) of the cash, securities and other consideration receivable by the holder upon settlement and (5) the amount of accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon), if any, that will be paid upon settlement to holders exercising the fundamental change early settlement right. To exercise the fundamental change early settlement right, you must deliver to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut during the period beginning on the date the Company delivers notice that a fundamental change has occurred and ending at 4:00 p.m., New York City time, on the second scheduled trading day immediately preceding the fundamental change early settlement date (such period, subject to extension as described below, the “fundamental change exercise period”), the certificate evidencing your Corporate Units or Treasury Units if they are held in certificated form, and payment of $50 for each purchase contract being settled in immediately available funds.
A “fundamental change” will be deemed to have occurred if any of the following occurs:
(1)     a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, as in effect on the initial issue date of the Corporate Units, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of shares of Common Stock representing more than 50% of the voting power of the Common Stock;
(2)    (A) the Company is involved in a consolidation with or merger into any other person, or any merger of another person into the Company, or any other similar transaction or series of related transactions (other than a merger, consolidation or similar transaction that does not result in the conversion or exchange of outstanding shares of Common Stock), in each case, in which 90% or more of the outstanding shares of Common Stock are exchanged for or converted into cash, securities or other property, greater than 10% of the value of which consists of cash, securities or other property that is not (or will not be upon or immediately following the effectiveness of such consolidation, merger or other transaction) common stock listed on the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or any of their respective successors) or (B) the consummation of any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the Company’s consolidated assets to any person other than one of the Company’s subsidiaries;

(3)     the Common Stock ceases to be listed on at least one of the New York Stock Exchange, the Nasdaq Global Select Market and the Nasdaq Global Market (or any of their respective successors) or the announcement by any of such exchanges on which the Common Stock is then listed or admitted for trading that the Common Stock will no longer be so listed or admitted for trading, unless the Common Stock has been accepted for listing or admitted for trading on another of such exchanges; or
(4)     the Company’s stockholders approve the Company’s liquidation, dissolution or termination;
provided that a transaction or event or series of related transactions that constitute a fundamental change pursuant to both clauses (1) and (2) above will be deemed to constitute a fundamental change solely pursuant to clause (2) of this definition of “fundamental change.”
If you exercise the fundamental change early settlement right, the Company will deliver to you on the fundamental change early settlement date for each purchase contract with respect to which you have elected fundamental change early settlement, a number of shares (or exchange property units, if applicable) equal to the settlement rate described above plus the additional make-whole shares. In addition, on the fundamental change early settlement date, the Company will pay you the amount of any accrued and unpaid contract adjustment payments (including any deferred contract adjustment payments and compounded contract adjustment payments thereon) to, but excluding, the fundamental change early settlement date, unless the date on which the fundamental change early settlement right is exercised occurs following any record date and prior to the related scheduled contract adjustment payment date, and the Company is not deferring the related contract adjustment payment, in which case the Company will instead pay all accrued and unpaid contract adjustment payments to the holder as of such record date. You will also receive on the fundamental change early settlement date the RSNs of each series or the applicable ownership interest in the Treasury portfolio or Treasury securities underlying the Corporate Units or Treasury Units, as the case may be, with respect to which you are effecting a fundamental change early settlement, which, in each case, shall have been released from the pledge under the purchase contract and pledge agreement. If you do not elect to exercise your fundamental change early settlement right, your Corporate Units or Treasury Units will remain outstanding and will be subject to normal settlement on the purchase contract settlement date.
The Company has agreed that, if required under the United States federal securities laws, the Company will use its commercially reasonable efforts to (1) have in effect throughout the fundamental change exercise period a registration statement covering the Common Stock and other securities, if any, to be delivered in respect of the purchase contracts being settled and (2) provide a prospectus in connection therewith, in each case in a form that may be used in connection with the fundamental change early settlement (it being understood that for so long as there is a material business transaction or development that has not yet been publicly disclosed (but in no event for a period longer than 90 days), the Company will not be required to file such registration statement or provide such a prospectus, and the fundamental change early settlement right will not be available, until the Company has publicly disclosed such transaction or development; provided that the Company will use commercially reasonable efforts to make such disclosure as soon as it is commercially reasonable to do so). In the event that a holder seeks to exercise its fundamental change early settlement right and a registration statement is required to be effective in connection with the exercise of such right but no such registration statement is then effective or a blackout period is continuing, the holder’s exercise of such right will be void unless and until such a registration statement is effective and no blackout period is continuing. The fundamental change exercise period will be extended by the number of days during such period on which no such registration statement is effective or a blackout period is continuing (provided that the fundamental change exercise period will not be extended beyond the third scheduled trading day preceding the purchase contract settlement date) and the fundamental change early settlement date will be postponed to the third business day following the end of the fundamental change exercise period. The Company will provide each of the holders with a notice of any such extension and postponement at least 23 scheduled trading days prior to any such extension or postponement.
Unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Units as result of a successful optional remarketing, holders of Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 40 Corporate Units. If the Treasury portfolio has replaced the RSNs as a component of Corporate Units, holders of the Corporate Units may exercise the fundamental change early settlement right only in integral multiples of 20,000 Corporate Units.
A holder of Treasury Units may exercise the fundamental change early settlement right only in integral multiples of 20 Treasury Units.
Calculation of Make-Whole Shares
The number of make-whole shares per purchase contract applicable to a fundamental change early settlement will be determined by the Company or its agent by reference to the table below, based on the date on which the fundamental change occurs or becomes effective (the “effective date”) and the “stock price” in the fundamental change, which will be:
•in the case of a fundamental change described in clause (2) above where the holders of the Common Stock receive only cash in the fundamental change, the cash amount paid per share of Common Stock; or
•otherwise, the average of the closing prices of the Common Stock over the 20 trading-day period ending on the trading day immediately preceding the effective date of the fundamental change.

	Stock Price
Effective Date	$20.00	$30.00	$40.00	$50.00	$57.20	$65.00	$68.64	$75.00	$80.00	$90.00	$100.00	$125.00	$150.00
August 16, 2019	0.2142	0.1311	0.0862	0.0385	0.0000	0.0673	0.0938	0.0745	0.0638	0.0508	0.0440	0.0349	0.0410
August 1, 2020	0.1385	0.0865	0.0581	0.0207	0.0000	0.0489	0.0747	0.0554	0.0456	0.0351	0.0304	0.0241	0.0255
August 1, 2021	0.0656	0.0420	0.0298	0.0075	0.0000	0.0294	0.0524	0.0319	0.0238	0.0176	0.0154	0.0123	0.0078
August 1, 2022	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000
The stock prices set forth in the second row of the table (i.e., the column headers) will be adjusted upon the occurrence of certain events requiring anti-dilution adjustments to the fixed settlement rates in a manner inversely proportional to the adjustments to the fixed settlement rates.
Each of the make-whole share amounts in the table will be subject to adjustment in the same manner and at the same time as the fixed settlement rates as set forth under “—Anti-dilution Adjustments.”
The exact stock price and effective date applicable to a fundamental change may not be set forth on the table, in which case:
•if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the amount of make-whole shares will be determined by straight line interpolation between the make-whole share amounts set forth for the higher and lower stock prices and the two effective dates based on a 365-day year, as applicable;
•if the stock price is in excess of $150.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above), then the make-whole share amount will be zero; and
•if the stock price is less than $20.00 per share (subject to adjustment in the same manner as the stock prices set forth in the second row of the table as described above) (the “minimum stock price”), then the make-whole share amount will be determined as if the stock price equaled the minimum stock price, using straight line interpolation, as described above, if the effective date is between two effective dates on the table.
Notice to Settle with Cash
Unless a termination event has occurred, a holder effects an early settlement or a fundamental change early settlement with respect to the underlying purchase contract, or a successful remarketing has occurred, a holder of Corporate Units may settle the related purchase contract with separate cash by delivering the Corporate Unit certificate, if in certificated form, to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut with the completed “Notice to Settle with Cash” form at any time on or after the date the Company gives notice of a final remarketing and prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of the final remarketing period or, if there has been a failed final remarketing, on the second business day immediately preceding the purchase contract settlement date. Holders of Corporate Units may only cash-settle Corporate Units in integral multiples of 40 Corporate Units.
The holder must also deliver to the securities intermediary the required cash payment in immediately available funds. Such payment must be delivered prior to 4:00 p.m., New York City time, on the first business day immediately preceding the final remarketing period or, if there has been a failed remarketing, on the first business day immediately preceding the purchase contract settlement date.
Upon receipt of the cash payment, the related RSN of each series will be released from the pledge arrangement and transferred to the purchase contract agent for distribution to the holder of the related Corporate Units. The holder of the Corporate Units will then receive the applicable number of shares of Common Stock on the purchase contract settlement date.
If a holder of Corporate Units that has given notice of its election to settle with cash fails to deliver the cash by the applicable time and date specified above, such holder shall be deemed to have consented to the disposition of its RSNs in the final remarketing or to have exercised its put right (as described under “—Remarketing” above), in each case, as applicable.
Any cash received by the collateral agent upon cash settlement may, upon the Company’s written direction, be invested in permitted investments, as defined in the purchase contract and pledge agreement, and the portion of the proceeds equal to the aggregate purchase price of all purchase contracts of such holders will be paid to the Company on the purchase contract settlement date. Any excess funds received by the collateral agent in respect of permitted investments over the aggregate purchase price remitted to the Company in satisfaction of the obligations of the holders under the purchase contracts will be distributed to the purchase contract agent for payment to the holders who settled with cash.
Contract Adjustment Payments

Contract adjustment payments in respect of Corporate Units and Treasury Units are fixed at a rate per year of 4.05% of the stated amount of $50 per purchase contract. Contract adjustment payments payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. Contract adjustment payments have accrued from the date of issuance and are payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year.
Contract adjustment payments are payable to the holders of purchase contracts as they appear on the books and records of the purchase contract agent at the close of business on the relevant record dates, which will be the 15th day of the calendar month immediately preceding the calendar month in which the relevant payment date falls (or, if such day is not a business day, the next preceding business day) or if the Corporate Units or Treasury Units, as applicable, are held in book-entry form, the “record date” will be the business day immediately preceding the applicable payment date. These distributions are paid through the purchase contract agent, which holds amounts received in respect of the contract adjustment payments for the benefit of the holders of the purchase contracts relating to the Equity Units.
If any date on which contract adjustment payments are to be made on the purchase contracts related to the Corporate Units or Treasury Units is not a business day, then payment of the contract adjustment payments payable on that date will be made on the next succeeding day that is a business day, and no interest or payment will be paid in respect of the delay.
For the avoidance of doubt, subject to the Company’s right to defer contract adjustment payments, all record holders of purchase contracts on any record date will be entitled to receive the full contract adjustment payment due on the related contract adjustment payment date regardless of whether the holder of such purchase contract elects to settle such purchase contract early (whether at its option or in connection with a fundamental change) following such record date.
The Company’s obligations with respect to contract adjustment payments are subordinated and junior in right of payment to the Company’s obligations under any of the Company’s Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination” above) and will rank on parity with the RSNs.
The Company may, at its option and upon prior written notice to the purchase contract agent, defer all or part of the contract adjustment payments, but not beyond the purchase contract settlement date (or, with respect to an early settlement upon a fundamental change, not beyond the fundamental change early settlement date or, with respect to an early settlement other than upon a fundamental change, not beyond the contract adjustment payment date immediately preceding the early settlement date).
Deferred contract adjustment payments will accrue additional contract adjustment payments at the rate equal to 6.75% per annum (which is equal to the rate of total distributions on the Corporate Units), compounded on each contract adjustment payment date, to, but excluding, the contract adjustment payment date on which such deferred contract adjustment payments are paid. The additional contract adjustment payments that accrue on deferred contract adjustment payments are referred to as “compounded contract adjustment payments.” The Company may pay any such deferred contract adjustment payments (including compounded contract adjustment payments thereon) on any scheduled contract adjustment payment date; provided that in order to pay deferred contract adjustment payments on any scheduled contract adjustment payment date other than the purchase contract settlement date, the Company must deliver written notice thereof to holders of the Equity Units and the purchase contract agent on or before the relevant record date. If the purchase contracts are terminated (upon the occurrence of certain events of bankruptcy, insolvency or similar reorganization with respect to the Company), the right to receive contract adjustment payments and deferred contract adjustment payments (including compounded contract adjustment payments thereon) will also terminate.
If the Company exercises its option to defer the payment of contract adjustment payments, then, until the deferred contract adjustment payments (including compounded contract adjustment payments thereon) have been paid, it will not (1) declare or pay any dividends on, or make any distributions on, or redeem, purchase or acquire, or make a liquidation payment with respect to, any shares of the Company’s capital stock, (2) make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with, or junior to, the contract adjustment payments, or (3) make any guarantee payments under any guarantee by the Company of securities of any of its subsidiaries if the Company’s guarantee ranks on parity with, or junior to, the contract adjustment payments.
The restrictions listed above do not apply to:
(a)    purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date that the contract adjustment payment is deferred requiring the Company to purchase, redeem or acquire the Company’s capital stock;
(b)    any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (1) above as a result of a reclassification of the Company’s capital stock, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock, for another class or series of the Company’s capital stock;
(c)    the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;
(d)    dividends or distributions paid or made in the Company’s capital stock (or rights to acquire the Company’s capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of the Company’s capital stock) and distributions in connection with the settlement of stock purchase contracts outstanding on the date that the contract adjustment payment is deferred;
(e)    redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a stockholder rights plan outstanding on the date that the contract adjustment payment is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;
(f)    payments on the RSNs, any trust preferred securities, subordinated notes or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the contract adjustment payments, so long as the amount of payments made on account of such securities or guarantees and the purchase contracts is paid on all such securities and guarantees and the purchase contracts then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities, guarantees or purchase contracts is then entitled if paid in full; provided that, for the avoidance of doubt, the

Company will not be permitted under the purchase contract and pledge agreement to make contract adjustment payments in part; or
(g)    any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.
Anti-dilution Adjustments
Each fixed settlement rate will be subject to the following adjustments:
(1)    Stock Dividends. If the Company pays or makes a dividend or other distribution on the Common Stock in Common Stock, each fixed settlement rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution will be increased by dividing:
•each fixed settlement rate by
•a fraction, the numerator of which will be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator will be the sum of such number of shares and the total number of shares constituting the dividend or other distribution.
If any dividend or distribution in this paragraph (1) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, on the date that the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.
(2)    Stock Purchase Rights. If the Company issues to all or substantially all holders of the Common Stock rights, options, warrants or other securities (other than pursuant to a dividend reinvestment, share purchase or similar plan) entitling them to subscribe for or purchase shares of Common Stock for a period expiring within 45 days from the date of issuance of such rights, options, warrants or other securities at a price per share of Common Stock less than the current market price (as defined below) calculated as of the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, each fixed settlement rate in effect at the opening of business on the day following the date fixed for such determination will be increased by dividing:
•each fixed settlement rate by
•a fraction, the numerator of which will be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate consideration expected to be received by the Company upon the exercise of such rights, options, warrants or other securities would purchase at such current market price and the denominator of which will be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase.
If any right, option, warrant or other security described in this paragraph (2) is not exercised or converted prior to the expiration of the exercisability or convertibility thereof (and as a result no additional shares of Common Stock are delivered or issued pursuant to such right, option, or warrant or other security), the new fixed settlement rates shall be readjusted, as of the date of such expiration, to the fixed settlement rates that would then be in effect had the increase with respect to the issuance of such rights, options, warrants or other securities been made on the basis of delivery or issuance of only the number of shares of Common Stock actually delivered.
For purposes of this paragraph (2), in determining whether any rights, options, warrants or other securities entitle the holders to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the current market price on the date fixed for the determination of stockholders entitled to receive such rights, options, warrants or other securities, and in determining the aggregate price payable to exercise such rights, options, warrants or other securities, there shall be taken into account any consideration received by the Company for such rights, options, warrants or other securities and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined in good faith by the Company’s board of directors.
(3)    Stock Splits; Reverse Splits; and Combinations. If outstanding shares of Common Stock shall be subdivided, split or reclassified into a greater number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such subdivision, split or reclassification becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall each be combined or reclassified into a smaller number of shares of common stock, each fixed settlement rate in effect at the opening of business on the day following the day upon which such combination or reclassification becomes effective shall be proportionately reduced.
(4)    Debt, Asset or Security Distributions. If the Company, by dividend or otherwise, distributes to all or substantially all holders of the Common Stock evidences of the Company’s indebtedness, assets or securities or any rights, options or warrants (or similar securities) to subscribe for, purchase or otherwise acquire evidences of the Company’s indebtedness, other assets or property of the Company or other securities (but excluding any rights, options, warrants or other securities referred to in paragraph (2) above, any dividend or distribution paid exclusively in cash referred to in paragraph (5) below (in each case, whether or not an adjustment to the fixed settlement rates is required by such paragraph) and any dividend paid in shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company in the case of a spin-off referred to below, or dividends or distributions referred to in paragraph (1) above), each fixed settlement rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or distribution shall be increased by dividing:
•each fixed settlement rate by
•a fraction, the numerator of which shall be the current market price of the Common Stock calculated as of the date fixed for such determination less the then fair market value (as determined in good faith by the Company’s board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator of which shall be such current market price.
Notwithstanding the foregoing, if the fair market value (as determined in good faith by the Company’s board of directors) of the portion of the assets, securities or evidences of indebtedness so distributed applicable to one share of Common Stock exceeds the current market price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of Common Stock, the amount of such distributed assets, securities or evidences of indebtedness that such holder would have received if such holder owned a number of shares of Common Stock equal to the maximum settlement rate on the record date for such dividend or distribution.
In the case of the payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit of the Company, which are or will, upon issuance, be listed on a United States securities exchange or quotation system, which is referred to as a “spin-off,” each fixed settlement rate in effect immediately before the close of business on the date fixed for determination of stockholders entitled to receive that distribution will be increased by dividing:
•each fixed settlement rate by
•a fraction, the numerator of which is the current market price of the Common Stock and the denominator of which is such current market price plus the fair market value, determined as described below, of those shares of capital stock or similar equity interests so distributed applicable to one share of Common Stock.
The adjustment to the fixed settlement rate under this paragraph (4) will occur on:
•the 10th trading day from and including the effective date of the spin-off; or
•if the spin-off is effected simultaneously with an initial public offering of the securities being distributed in the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the issue date of the securities being offered in such initial public offering.
For purposes of this paragraph (4), “initial public offering” means the first time securities of the same class or type as the securities being distributed in the spin-off are offered to the public for cash.
Subject to the immediately following paragraph, the fair market value of the securities to be distributed to holders of the Common Stock means the average of the closing sale prices of those securities on the principal United States securities exchange or quotation system on which such securities are listed or quoted at that time over the first 10 trading days following the effective date of the spin-off. Also, for purposes of such a spin-off, the current market price of the Common Stock means the average of the closing sale prices of the Common Stock on the principal United States securities exchange or quotation system on which the Common Stock is listed or quoted at that time over the first 10 trading days following the effective date of the spin-off.
If, however, an initial public offering of the securities being distributed in the spin-off is to be effected simultaneously with the spin-off and the ex date for the spin-off occurs on or before the date that the initial public offering price of the securities being distributed in the spin-off is determined, the fair market value of the securities being distributed in the spin-off means the initial public offering price, while the current market price of the Common Stock means the closing sale price of the Common Stock on the principal United States securities exchange or quotation system on which the Common Stock is listed or quoted at that time on the trading day on which the initial public offering price of the securities being distributed in the spin-off is determined.
If any dividend or distribution described in this paragraph (4) is declared but not so paid or made, the new fixed settlement rates shall be readjusted, as of the date the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rates that would then be in effect if such dividend or distribution had not been declared.

(5)    Cash Distributions. If the Company, by dividend or otherwise, makes distributions to all or substantially all holders of the Common Stock exclusively in cash during any quarterly period in an amount that exceeds $0.62 per share per quarter in the case of a regular quarterly dividend (such per share amount being referred to as the “reference dividend”), then immediately after the close of business on the date fixed for determination of the stockholders entitled to receive such distribution, each fixed settlement rate in effect immediately prior to the close of business on such date will be increased by dividing:
•each fixed settlement rate by
•a fraction, the numerator of which will be equal to the current market price on the date fixed for such determination less the amount, if any, by which the per share amount of the distribution exceeds the reference dividend and the denominator of which will be equal to such current market price.
Notwithstanding the foregoing, if (x) the amount by which the per share amount of the cash distribution exceeds the reference dividend exceeds (y) the current market price of the Common Stock on the date fixed for the determination of stockholders entitled to receive such distribution, in lieu of the foregoing increase, each holder of a purchase contract shall receive, for each purchase contract, at the same time and upon the same terms as holders of shares of Common Stock, the amount of distributed cash that such holder would have received if such holder owned a number of shares of Common Stock equal to the maximum settlement rate on the record date for such cash dividend or distribution.
The reference dividend will be subject to an inversely proportional adjustment whenever each fixed settlement rate is adjusted, other than pursuant to this paragraph (5). For the avoidance of doubt, the reference dividend will be zero in the case of a cash dividend that is not a regular quarterly dividend.
If any dividend or distribution described in this paragraph (5) is declared but not so paid or made, the new fixed settlement rate shall be readjusted, as of the date the Company’s board of directors determines not to pay or make such dividend or distribution, to the fixed settlement rate that would then be in effect if such dividend or distribution had not been declared.
(6)    Tender and Exchange Offers. In the case that a tender offer or exchange offer made by the Company or any subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended through the expiration thereof) requires the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer or exchange offer) of purchased shares) of an aggregate consideration having a fair market value per share of Common Stock that exceeds the closing price of the Common Stock on the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender offer or exchange offer, then, immediately prior to the opening of business on the day after the date of the last time (which is referred to as the “expiration time”) tenders or exchanges could have been made pursuant to such tender offer or exchange offer (as amended through the expiration thereof), each fixed settlement rate in effect immediately prior to the close of business on the date of the expiration time will be increased by dividing:
•each fixed settlement rate by
•a fraction (1) the numerator of which will be equal to (a) the product of (i) the current market price on the date of the expiration time and (ii) the number of shares of Common Stock outstanding (including any purchased shares (as defined below)) on the date of the expiration time less (b) the amount of cash plus the fair market value of the aggregate consideration payable to stockholders pursuant to the tender offer or exchange offer (assuming the acceptance by the Company of purchased shares), and (2) the denominator of which will be equal to the product of (x) the current market price on the date of the expiration time and (y) the result of (i) the number of shares of Common Stock outstanding (including any purchased shares) on the date of the expiration time less (ii) the number of all shares validly tendered, not withdrawn and accepted for payment on the date of the expiration time (such actually validly tendered or exchanged shares, up to any maximum acceptance amount specified by the Company in the terms of the tender offer or exchange offer, being referred to as the “purchased shares”).
For purposes of paragraphs (2) through (6) above (except as otherwise expressly provided therein with respect to spin-offs) above, the “current market price” per share of Common Stock or any other security on any day means the average VWAP of the Common Stock or such other security on the principal United States securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at that time for the 10 consecutive trading days preceding the earlier of the trading day preceding the day in question and the trading day before the “ex date” with respect to the issuance or distribution requiring such computation. For purposes of paragraph (6) above, the last day of the measurement period shall be the trading day next succeeding the last date on which tenders or exchanges may be made pursuant to the relevant tender offer or exchange offer. The term “ex date,” when used with respect to any issuance or distribution on the Common Stock or any other security, means the first date on which the Common Stock or such other security, as applicable, trades, regular way, on the principal United States securities exchange or quotation system on which the Common Stock or such other security, as applicable, is listed or quoted at that time, without the right to receive the issuance or distribution.
The Company currently does not have a stockholders rights plan with respect to the Common Stock. To the extent that the Company has a stockholders rights plan involving the issuance of share purchase rights or other similar rights to all or substantially all holders of the Common Stock in effect upon settlement of a purchase contract, you will receive, in addition to the Common Stock issuable upon settlement of any purchase contract, the related rights for the Common Stock under the stockholders rights plan, unless, prior to any settlement of a purchase contract, the rights have separated from the Common Stock, in which case each fixed settlement rate will be adjusted at the time of separation as if the Company made a distribution to all holders of the Common Stock as described in paragraph (4) above, subject to readjustment in the event of the expiration, termination or redemption of the rights under the stockholder rights plan.
In addition, the Company may increase the fixed settlement rates if the Company’s board of directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares (or rights to acquire shares) or from any event treated as a dividend or distribution for income tax purposes or for any other reasons. The Company may only make such a discretionary adjustment if the Company makes the same proportionate adjustment to each fixed settlement rate.
Adjustments to the fixed settlement rates will be calculated to the nearest ten thousandth of a share. No adjustment to the fixed settlement rates will be required unless the adjustment would require an increase or decrease of at least one percent in one or both fixed settlement rates. If any adjustment is not required to be made because it would not change one or both fixed settlement rates by at least one percent, then the adjustment will be carried forward and taken into account in any subsequent adjustment. All anti-dilution adjustments will be made not later than each day of any market value averaging period and the time at which the Company is otherwise required to determine the relevant settlement rate or amount of make-whole shares (if applicable) in connection with any settlement with respect to the purchase contracts.
No adjustment to the fixed settlement rates will be made if holders of Equity Units participate, as a result of holding the Equity Units and without having to settle the purchase contracts that form part of the Equity Units, in the transaction that would otherwise give rise to an adjustment as if they held a number of shares of Common Stock equal to the maximum settlement rate, at the same time and upon the same terms as the holders of Common Stock participate in the transaction.
The fixed settlement rates will not be adjusted (subject to the Company’s right to increase them if the Company’s board of directors deems it advisable as described in the third preceding paragraph):
•upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;
•upon the issuance of options, restricted stock or other awards in connection with any employment contract, executive compensation plan, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors or the exercise of such options or other awards;
•upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Equity Units were first issued;
•for a change in the par value or no par value of the Common Stock; or
•for accumulated and unpaid contract adjustment payments.
The Company will, as soon as practicable after the fixed settlement rate is adjusted, provide written notice of the adjustment to the holders of Equity Units and the purchase contract agent.
If an adjustment is made to the fixed settlement rates, an adjustment also will be made to the reference price and the threshold appreciation price on an inversely proportional basis solely to determine which of the clauses of the definition of settlement rate will be applicable to determine the settlement rate with respect to the purchase contract settlement date or any fundamental change early settlement date.
If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period beginning on, and including, (i) the open of business on a first trading day of the 20 scheduled trading-day period during which the applicable market value is calculated or (ii) in the case of the optional early settlement or fundamental change early settlement, the relevant early settlement date or the date on which the fundamental change early settlement right is exercised and, in each case, ending on, and including, the date on which the Company delivers shares of Common Stock under the related purchase contract, the Company will make appropriate adjustments to the fixed settlement rates and/or the number of shares of Common Stock deliverable upon settlement with respect to the purchase contract, in each case, consistent with the methodology used to determine the anti-dilution adjustments set forth above. If any adjustment to the fixed settlement rates becomes effective, or any effective date, expiration time, ex date or record date for any stock split or reverse stock split, tender or exchange offer, issuance, dividend or distribution (relating to a required fixed settlement rate adjustment) occurs, during the period used to determine the “stock price” or any other averaging period hereunder, the Company will make appropriate adjustments to the applicable prices, consistent with the methodology used to determine the anti-dilution adjustments set forth above.
Reorganization Events
The following events are defined as “reorganization events:”
•any consolidation or merger of the Company with or into another person or of another person with or into the Company or a similar transaction (other than a consolidation, merger or similar transaction in which the Company is the continuing corporation and in which the shares of Common Stock outstanding immediately prior to the merger or consolidation are not exchanged for cash, securities or other property of the Company or another person);
•any sale, transfer, lease or conveyance to another person of the property of the Company as an entirety or substantially as an entirety, as a result of which the shares of Common Stock are exchanged for cash, securities or other property;
•any statutory exchange of the Common Stock with another corporation (other than in connection with a merger or acquisition); and
•any liquidation, dissolution or termination of the Company (other than as a result of or after the occurrence of a termination event described below under “—Termination”).
Following the effective date of a reorganization event, the settlement rate shall be determined by reference to the value of an exchange property unit, and the Company shall deliver, upon settlement of any purchase contract, a number of exchange property units equal to the number of shares of Common Stock that the Company would otherwise be required to deliver. An “exchange property unit” is the kind and amount of common stock, other securities, other property or assets (including cash or any combination thereof) receivable in such reorganization event (without any interest thereon, and without any right to dividends or distribution thereon which have a record date that is prior to the applicable settlement date) per share of Common Stock by a holder of Common Stock that is not a person with which the Company is consolidated or into which the Company is merged or which merged into the Company or to which such sale or transfer was made, as the case may be (any such person is referred to as a “constituent person”), or an affiliate of a constituent person, to the extent such reorganization event provides for different treatment of Common Stock held by the constituent person and/or the affiliates of the constituent person, on the one hand, and non-affiliates of a constituent person, on the other hand. In the event holders of the Common Stock (other than any constituent person or affiliate thereof) have the opportunity to elect the form of consideration to be received in such transaction, the exchange property unit that holders of the Corporate Units or Treasury Units are entitled to receive will be deemed to be (x) the weighted average of the types and amounts of consideration received by the holders of the Common Stock that affirmatively make an election or (y) if no holders of the Common Stock affirmatively make such an election, the types and amounts of consideration actually received by the holders of the Common Stock.
In the event of such a reorganization event, the person formed by such consolidation or merger or the person which acquires the Company’s assets shall execute and deliver to the purchase contract agent an agreement providing that the holder of each Equity Unit that remains outstanding after the reorganization event (if any) shall have the rights described in the preceding paragraph. Such supplemental agreement shall provide for adjustments to the amount of any securities constituting all or a portion of an exchange property unit and/or adjustments to the fixed settlement rates, which, for events subsequent to the effective date of such reorganization event, shall be as nearly equivalent as may be practicable to the adjustments provided for under “—Anti-dilution Adjustments” above. The provisions described in the preceding two paragraphs shall similarly apply to successive reorganization events.
In connection with any reorganization event, the Company will also adjust the reference dividend based on the number of shares of Common Stock comprising an exchange property unit and (if applicable) the value of any non-stock consideration comprising an exchange property unit. If an exchange property unit is composed solely of non-stock consideration, the reference dividend will be zero.
Termination
The purchase contract and pledge agreement provides that the purchase contracts and the obligations and rights of the Company and of the holders of Corporate Units and Treasury Units thereunder (including the holders’ obligation and right to purchase and receive shares of Common Stock and to receive accrued and unpaid contract adjustment payments, including deferred contract adjustment payments and compounded contract adjustment payments thereon) will immediately and automatically terminate upon the occurrence of a termination event (as defined below).
Upon any termination event, the Equity Units will represent the right to receive the RSNs underlying the undivided beneficial interest in the RSNs of each series, the applicable ownership interests in the Treasury portfolio or the Treasury securities, as the case may be, forming part of such Equity Units. Upon the occurrence of a termination event, the Company will promptly give the purchase contract agent, the collateral agent and the holders written notice of such termination event and the collateral agent will release the related interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities, as the case may be, from the pledge arrangement and transfer such interests in the RSNs, applicable ownership interests in the Treasury portfolio or Treasury securities to the purchase contract agent for distribution to the holders of Corporate Units and Treasury Units. If a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 per series, the purchase contract agent will request that the Company issue RSNs in denominations of $25 and integral multiples thereof in exchange for RSNs in denominations of $1,000 or integral multiples thereof. In addition, if any holder is entitled to receive, with respect to its applicable ownership interests in the Treasury portfolio or its pledged Treasury securities, any securities having a principal amount at maturity of less than $1,000, the purchase contract agent will dispose of such securities for cash and pay the cash received to the holder in lieu of such applicable ownership in the Treasury portfolio or such Treasury securities. Upon any termination event, however, such release and distribution may be subject to a delay. In the event that the Company becomes the subject of a case under the United States Bankruptcy Code, such delay may occur as a result of the automatic stay under the United States Bankruptcy Code and continue until such automatic stay has been lifted. Moreover, claims arising out of the RSNs will be subject to the equitable jurisdiction and powers of the bankruptcy court.
A “termination event” means any of the following events with respect to the Company:
(1)    at any time on or prior to the purchase contract settlement date, a decree or order by a court having jurisdiction in the premises shall have been entered adjudicating the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization arrangement, adjustment or composition of or in respect of the Company under the United States Bankruptcy Code or any other similar applicable federal or state law and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days;
(2)    at any time on or prior to the purchase contract settlement date, a decree or order of a court having jurisdiction in the premises shall have been entered for the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official in bankruptcy or insolvency of the Company or of all or any substantial part of the Company’s property, or for the winding up or liquidation of the Company’s affairs, and such decree or order shall have been entered more than 90 days prior to the purchase contract settlement date and shall have continued undischarged and unstayed for a period of 90 consecutive days; or
(3)    at any time on or prior to the purchase contract settlement date, the Company shall institute proceedings to be adjudicated a bankrupt or insolvent, or shall consent to the institution of bankruptcy or insolvency proceedings against it, or shall file a petition or answer or consent seeking reorganization under the United States Bankruptcy Code or any other similar applicable federal or state law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver, liquidator, trustee, assignee, sequestrator or other similar official of the Company or of all or any substantial part of the Company’s property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.
Pledged Securities and Pledge
The undivided beneficial ownership interests in each series of RSNs, or, following a successful optional remarketing, the applicable ownership interests in the portions of the Treasury portfolio described in the first and second bullets under “—Remarketing—Optional Remarketing—Components of the Treasury Portfolio” above that are a component of the Corporate Units or, if substituted, the beneficial ownership interest in the Treasury securities that are a component of the Treasury Units, collectively, the “pledged securities,” are or will be pledged to the collateral agent for the Company’s benefit pursuant to the purchase contract and pledge agreement to secure your obligation to purchase shares of Common Stock under the related purchase contracts. The rights of the holders of the Corporate Units and the Treasury Units with respect to the pledged securities are subject to the Company’s security interest therein. No holder of Corporate Units or Treasury Units is permitted to withdraw the pledged securities related to such Corporate Units or Treasury Units from the pledge arrangement except:
•in the case of Corporate Units, to substitute a Treasury security for the related RSN of each series, as provided under “Description of the Equity Units—Creating Treasury Units by Substituting a Treasury Security for the RSNs;”
•in the case of Treasury Units, to substitute an RSN of each series for the related Treasury security, as provided under “Description of the Equity Units—Recreating Corporate Units;” and
•upon early settlement, settlement through the payment of separate cash or termination of the related purchase contracts.
Subject to the Company’s security interest and the terms of the purchase contract and pledge agreement, each holder of a Corporate Unit (unless the Treasury portfolio has replaced the RSNs as a component of the Corporate Unit) is entitled through the purchase contract agent and the collateral agent to all of the proportional rights and preferences of the related RSNs (including distribution, voting, redemption, repayment and liquidation rights). Each holder of Treasury Units and each holder of Corporate Units (if the Treasury portfolio has replaced the RSNs as a component of the Corporate Units) will retain beneficial ownership of the related Treasury securities or the applicable ownership interests in the Treasury portfolio, as applicable, pledged in respect of the related purchase contracts. The Company has no interest in the pledged securities other than the Company’s security interest.
Except as described in “Certain Provisions of the Purchase Contract and Pledge Agreement—General,” upon receipt of distributions on the pledged securities, the collateral agent distributes such payments to the purchase contract agent, which in turn distributes those payments to the holders in whose names the Corporate Units or the Treasury Units are registered at the close of business on the record date for the distribution.

Certain Provisions of the Purchase Contract and Pledge Agreement
The term “business day”, as used in this section, Certain Provisions of the Purchase Contract and Pledge Agreement, has the meaning ascribed to it under the caption “Description of the Equity Units” above.
General
In general, payments on the Corporate Units and the Treasury Units are payable, the purchase contracts will be settled and transfers of the Corporate Units and the Treasury Units are registrable at, the office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut. In addition, if the Corporate Units or the Treasury Units do not remain in book-entry form, the Company will make payments on the Corporate Units and the Treasury Units by check mailed to the address of the person entitled thereto as shown on the security register or by a wire transfer to the account designated by the holder by a prior written notice at least five business days prior to the relevant payment date.
Shares of Common Stock will be delivered on the purchase contract settlement date (or earlier upon early settlement), or, if the purchase contracts have terminated, the related pledged securities will be delivered (subject to delays, including potentially as a result of the imposition of the automatic stay under the United States Bankruptcy Code, as described under “Description of the Purchase Contracts—Termination”) at the office of the purchase contract agent or its agent upon presentation and surrender of the applicable Corporate Unit or Treasury Unit certificate, if in certificated form.
If Corporate Units or Treasury Units are in certificated form and the holder fails to present and surrender the certificate evidencing the Corporate Units or the Treasury Units to the purchase contract agent on or prior to the purchase contract settlement date, the shares of Common Stock issuable upon settlement with respect to the related purchase contract will be registered in the name of the purchase contract agent or its nominee. The shares, together with any distributions, will be held by the purchase contract agent as agent for the benefit of the holder until the certificate is presented and surrendered or the holder provides satisfactory evidence that the certificate has been destroyed, lost or stolen, together with any indemnity and security that may be required by the purchase contract agent and the Company.
If the purchase contracts terminate prior to the purchase contract settlement date, the related pledged securities are transferred to the purchase contract agent for distribution to the holders and a holder fails to present and surrender the certificate evidencing the holder’s Corporate Units or Treasury Units, if in certificated form, to the purchase contract agent, the related pledged securities delivered to the purchase contract agent and payments on the pledged securities will be held by the purchase contract agent as agent for the benefit of the holder until the applicable certificate is presented, if in certificated form, or the holder provides the evidence and indemnity described above.
No service charge will be made for any registration of transfer or exchange of the Corporate Units or the Treasury Units, except for any tax or other governmental charge that may be imposed in connection therewith.
The purchase contract agent has no obligation to invest or to pay interest on any amounts it holds pending payment to any holder.

Modification
The purchase contract and pledge agreement contains provisions permitting the Company, the purchase contract agent and the collateral agent to modify the purchase contract and pledge agreement without the consent of the holders for any of the following purposes:
•to evidence the succession of another person to the Company’s obligations;
•to add to the covenants of the Company for the benefit of holders or to surrender any of the Company’s rights or powers under the purchase contract and pledge agreement;
•to evidence and provide for the acceptance of appointment of a successor purchase contract agent or a successor collateral agent, securities intermediary or custodial agent;
•to make provision with respect to the rights of holders pursuant to the requirements applicable to reorganization events; and
•to cure any ambiguity or to correct or supplement any provisions that may be inconsistent with any other provision in the purchase contract and pledge agreement or to make such other provisions in regard to matters or questions arising under the purchase contract and pledge agreement that do not adversely affect the interests of any holders of Equity Units, it being understood that any amendments to conform the provisions of the purchase contract and pledge agreement to the description of such agreement, the Equity Units and the purchase contracts contained in the preliminary prospectus supplement for the Equity Units as supplemented and/or amended by the related pricing term sheet will be deemed not to adversely affect the interests of the holders.
The purchase contract and pledge agreement contains provisions allowing the Company, the purchase contract agent and the collateral agent, subject to certain limited exceptions, to modify the terms of the purchase contracts or the purchase contract and pledge agreement with the consent of the holders of not less than a majority of the outstanding Equity Units, with holders of Corporate Units and Treasury Units voting as a single class. However, no such modification may, without the consent of the holder of each outstanding purchase contract affected thereby:
•subject to the Company’s right to defer contract adjustment payments, change any payment date;
•impair the holders’ right to institute suit for the enforcement of a purchase contract or payment of any contract adjustment payments (including compounded contract adjustment payments);
•except as required pursuant to any anti-dilution adjustment, reduce the number of shares of Common Stock purchasable under a purchase contract, increase the purchase price of the shares of Common Stock on settlement of any purchase contract, change the purchase contract settlement date or change the right to early settlement or fundamental change early settlement in a manner adverse to the holders or otherwise adversely affect the holder’s rights under any purchase contract, the purchase contract and pledge agreement or the remarketing agreement in any respect;
•increase the amount or change the type of collateral required to be pledged to secure a holder’s obligations under the purchase contract and pledge agreement;

•impair the right of the holder of any purchase contract to receive distributions on the collateral, or otherwise adversely affect the holder’s rights in or to such collateral;
•reduce any contract adjustment payments or any deferred contract adjustment payments (including compounded contract adjustment payments) or change any place where, or the coin or currency in which, any contract adjustment payment is payable; or
•reduce the percentage of the outstanding purchase contracts whose holders’ consent is required for the modification, amendment or waiver of the provisions of the purchase contracts and the purchase contract and pledge agreement.
However, if any amendment or proposal would adversely affect only the Corporate Units or only the Treasury Units, then only the affected class of holders will be entitled to vote on such amendment or proposal, and such amendment or proposal will not be effective except with the consent of the holders of not less than a majority of such class or, if referred to in the seven bullets above, each holder affected thereby.
No Consent to Assumption
Each holder of a Corporate Unit or a Treasury Unit is deemed under the terms of the purchase contract and pledge agreement, by the purchase of such Corporate Unit or Treasury Unit, to have expressly withheld any consent to the assumption under Section 365 of the United States Bankruptcy Code or otherwise of the related purchase contracts by the Company, the Company’s receiver, liquidator or trustee or person or entity performing similar functions in the event that the Company becomes a debtor under the United States Bankruptcy Code or other similar state or federal law providing for reorganization or liquidation.
Consolidation, Merger and Conveyance of Assets as an Entirety
The Company has agreed not to merge or consolidate with any other person or sell or convey all or substantially all of the Company’s assets to any person unless (i) either the Company is the continuing entity, or the successor entity (if other than the Company) is a corporation organized and existing under the laws of the United States of America or a State thereof or the District of Columbia and such corporation expressly assumes all of the Company’s responsibilities and liabilities under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement, the remarketing agreement (if any) and the Subordinated Note Indenture by one or more supplemental agreements executed and delivered to the purchase contract agent, the collateral agent and the Subordinated Note Indenture Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, will not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any of its obligations or covenants under such agreements.
In case of any such consolidation, merger, sale or conveyance, and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had been named in the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any), and the Company shall be relieved of any further obligation under the purchase contracts, the Corporate Units, the Treasury Units, the purchase contract and pledge agreement and the remarketing agreement (if any).

Title
The Company, the purchase contract agent and the collateral agent may treat the registered owner of any Corporate Units or Treasury Units as the absolute owner of the Corporate Units or Treasury Units for the purpose of making payment (subject to the record date provisions described above) and settling the related purchase contracts and for all other purposes.
Replacement of Equity Unit Certificates
In the event that physical certificates have been issued, any mutilated Corporate Unit or Treasury Unit certificate will be replaced by the Company at the expense of the holder upon surrender of the certificate to the purchase contract agent at the corporate trust office of the purchase contract agent or its agent, in each case, in Hartford, Connecticut. Corporate Unit or Treasury Unit certificates that become destroyed, lost or stolen will be replaced by the Company at the expense of the holder upon delivery to the Company and the purchase contract agent of evidence of their destruction, loss or theft satisfactory to the Company. In the case of a destroyed, lost or stolen Corporate Unit or Treasury Unit certificate, an indemnity and security satisfactory to the purchase contract agent and the Company may be required at the expense of the holder before a replacement certificate will be issued.
Notwithstanding the foregoing, the Company will not be obligated to issue any Corporate Unit or Treasury Unit certificates on or after the business day immediately preceding the purchase contract settlement date or the date on which the purchase contracts have terminated. The purchase contract and pledge agreement provides that, in lieu of the delivery of a replacement Corporate Unit or Treasury Unit certificate, the purchase contract agent, upon delivery of the evidence and indemnity and/or security described above, will, in the case of the purchase contract settlement date, deliver the shares of Common Stock issuable pursuant to the purchase contracts included in the Corporate Units or Treasury Units evidenced by the certificate, or, if the purchase contracts have terminated prior to the purchase contract settlement date, transfer the pledged securities included in the Corporate Units or Treasury Units evidenced by the certificate.
Governing Law
The purchase contracts and the purchase contract and pledge agreement and the remarketing agreement are governed by, and construed in accordance with, the laws of the State of New York (without regard to conflicts of laws principles thereof).
Information Concerning the Purchase Contract Agent
U.S. Bank National Association is the purchase contract agent. The purchase contract agent acts as the agent for the holders of Corporate Units and Treasury Units. The purchase contract agent is not obligated to take any discretionary action in connection with a default under the terms of the Corporate Units, the Treasury Units or the purchase contract and pledge agreement. All calculations and determinations of any make-whole shares, make-whole amounts, rates, market values and any adjustments to reference price or the threshold appreciation price shall be made by the Company or its agent based on their good faith calculations, and the purchase contract agent shall have no responsibility with respect thereto.
The purchase contract and pledge agreement contains provisions limiting the liability of the purchase contract agent. The purchase contract and pledge agreement also contains provisions under which the purchase contract agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.

In addition to serving as the purchase contract agent and collateral agent, as described below, U.S. Bank National Association serves as the custodial agent and securities intermediary under the purchase contract and pledge agreement for each series of RSNs.
Information Concerning the Collateral Agent
U.S. Bank National Association is the collateral agent. The collateral agent acts solely as the Company’s agent and does not assume any obligation or relationship of agency or trust for or with any of the holders of the Corporate Units and the Treasury Units except for the obligations owed by a pledgee of property to the owner thereof under the purchase contract and pledge agreement and applicable law.
The purchase contract and pledge agreement contains provisions limiting the liability of the collateral agent. The purchase contract and pledge agreement also contains provisions under which the collateral agent may resign or be replaced. Such resignation or replacement will be effective upon the appointment of a successor.
Miscellaneous
The purchase contract and pledge agreement provides that the Company will pay all fees and expenses related to (1) the retention of the purchase contract agent, the collateral agent, the custodial agent and the securities intermediary and (2) any enforcement by the purchase contract agent of the rights of the holders of the Corporate Units and the Treasury Units. Holders who elect to substitute the related pledged securities, thereby creating Treasury Units or recreating Corporate Units, however, will be responsible for any fees or expenses payable in connection with such substitution, as well as for any commissions, fees or other expenses incurred in acquiring the pledged securities to be substituted. The Company and the purchase contract agent are not responsible for any such fees or expenses. The purchase contract agent shall be under no obligation to exercise any of the rights or powers vested in it by the purchase contract and pledge agreement at the request or direction of any of the holders pursuant to the purchase contract and pledge agreement, unless such holders shall have offered to the purchase contract agent security or indemnity satisfactory to the purchase contract agent against the costs, expenses, fees and liabilities which might be incurred by it in compliance with such request or direction.
The purchase contract and pledge agreement also provides that any court of competent jurisdiction may in its discretion require, in any suit for the enforcement of any right or remedy under the purchase contract and pledge agreement, or in any suit against the purchase contract agent for any action taken, suffered or omitted by it as purchase contract agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant. The foregoing shall not apply to any suit instituted by the purchase contract agent, to any suit instituted by any holder, or group of holders, holding in the aggregate more than 10% of the outstanding Equity Units, or to any suit instituted by any holder for the enforcement of any interest on any RSNs owed pursuant to such holder’s applicable ownership interests in RSNs or contract adjustment payments on or after the respective payment date therefor in respect of any Equity Unit held by such holder, or for enforcement of the right to purchase shares of Common Stock under the purchase contracts constituting part of any Equity Unit held by such holder.

Description of the Remarketable Junior Subordinated Notes
The terms “Additional Interest”, “business day”, “Event of Default”, and “record date”, as used in this Description of the Remarketable Junior Subordinated Notes, have the meanings ascribed to them in this Description of the Remarketable Junior Subordinated Notes.
General
Each series of RSNs was issued as a series of debt securities under the Subordinated Note Indenture. The Company may issue an unlimited amount of other securities under the Subordinated Note Indenture which are on parity with the RSNs.
The RSNs are the Company’s unsecured and subordinated obligations and are subordinated to all of the Company’s Senior Indebtedness (as defined under “Description of the Junior Subordinated Notes—Subordination” above).
The RSNs are issued in fully registered form only, without coupons. Any RSNs that are issued as separate securities as a result of the creation of Treasury Units or in connection with an early settlement, early settlement upon a fundamental change, a remarketing, a termination or a settlement with separate cash will be initially represented by one or more fully registered global securities (the “global securities”) deposited with the Subordinated Note Indenture Trustee, as custodian for DTC, as depository, and registered in the name of DTC or DTC’s nominee. A beneficial interest in a global security will be shown on, and transfers or exchanges thereof will be effected only through, records maintained by DTC and its participants. The authorized denominations of the RSNs are $1,000 and any larger amount that is an integral multiple of $1,000. However, if a holder is entitled to receive RSNs in an aggregate principal amount that is not an integral multiple of $1,000 upon termination of the purchase contracts as described under “Description of the Purchase Contracts—Termination” above, the purchase contract agent may request that the Company issues RSNs in denominations of $25 and integral multiples thereof. Except in certain limited circumstances, the RSNs that are issued as global securities will not be exchangeable for RSNs in definitive certificated form.
Each Corporate Unit includes a 1/40 undivided beneficial ownership interest in a Series 2019A RSN having a principal amount of $1,000 and a 1/40 undivided beneficial ownership interest in a Series 2019B RSN having a principal amount of $1,000 that correspond to the stated amount of $50 per Corporate Unit.
The RSNs are not subject to a sinking fund provision or repayable at the option of the holders and are not subject to defeasance.
The entire principal amount of the Series 2019A RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than Additional Interest (as defined below), with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on August 1, 2024. The entire principal amount of the Series 2019B RSNs will mature and become due and payable, together with any accrued and unpaid interest thereon (other than Additional Interest, with respect to any deferral period that begins prior to the purchase contract settlement date, which will be due and payable at the end of such deferral period as described below under “—Option to Defer Interest Payments”), on August 1, 2027. As described below under “—Put Option upon Failed Remarketing,” holders will have the right to require the Company to purchase their RSNs under certain circumstances. Except as set forth under “—Put Option upon Failed Remarketing” and “—Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances,” the Subordinated Note Indenture does not contain any financial covenants or restrict the Company from paying dividends, making investments, incurring indebtedness or repurchasing the Company’s securities. Except for the covenants described under “—Consolidation, Merger or Sale,” the Subordinated Note Indenture does not contain provisions that afford holders of the RSNs protection in the event the Company is involved in a highly leveraged transaction or other similar transaction that may adversely affect such holders. The Subordinated Note Indenture does not limit the Company’s ability to issue or incur other debt or issue preferred stock.
The Company will not pay any additional amounts to holders of the RSNs in respect of any tax, assessment or governmental charge.
Ranking; Subordination
The Company’s obligations under the RSNs are unsecured and rank junior in right of payment to all of the Company’s Senior Indebtedness, whether presently existing or from time to time hereafter incurred, created, assumed or existing.
Since the Company is a holding company, its right and, hence, the right of its creditors (including holders of the RSNs) to participate in any distribution of the assets of any subsidiary of the Company, whether upon liquidation, reorganization or otherwise, is structurally subordinated to claims of creditors and preferred stockholders of each subsidiary.
There are no terms of the RSNs that limit the Company’s ability to incur additional Senior Indebtedness or that limit its subsidiaries’ ability to incur additional debt or other liabilities or issue preferred and preference stock.
Principal and Interest
The Series 2019A RSNs have a stated maturity date of August 1, 2024 and currently bear interest at the rate of 2.70% per annum. The Series 2019B RSNs have a stated maturity date of August 1, 2027 and currently bear interest at a rate of 2.70% per annum. Subject to any deferral as described below under “—Option to Defer Interest Payments,” and subject to the changes to the interest payment dates made upon a successful remarketing, interest on each series of RSNs is payable quarterly on February 1, May 1, August 1 and November 1 of each year (each, an “interest payment date”) and at maturity. Subject to certain exceptions, the Subordinated Note Indenture provides for the payment of interest on an interest payment date only to persons in whose names the RSNs are registered at the close of business on the record date. The “record date” means the 15th day of the calendar month immediately preceding the calendar month in which the applicable interest payment date falls (or, if such day is not a business day, the next preceding business day); provided that if any of the RSNs or the Corporate Units are held by a securities depository in book-entry form, the record date for the RSNs will be the close of business on the business day immediately preceding the applicable interest payment date. Notwithstanding the foregoing, any interest payable at maturity or on a redemption date will be paid to the person to whom principal is payable. Interest is calculated on the basis of a 360-day year of twelve 30-day months, and with respect to any period less than a full calendar month, on the basis of the actual number of days elapsed per 30-day month.
If any interest payment date, redemption date, maturity date or the date (if any) on which the Company is required to purchase RSNs is not a business day, then the applicable payment will be made on the next succeeding day that is a business day and no interest will accrue or be paid in respect of such delay. A “business day” means any day that is not a Saturday or Sunday or a day on which banking institutions in the City of New York, New York or Hartford, Connecticut are

authorized or required by law or executive order to close or a day on which the Subordinated Note Indenture Trustee’s corporate trust office is closed for business.
The interest rate on the RSNs may be reset in connection with a successful remarketing, as described below under “Interest Rate Reset.” However, if there is not a successful remarketing, the interest rate will not be reset and each series of RSNs will continue to bear interest at the applicable initial interest rate, all as described below under “—Interest Rate Reset.” Except in the case of a failed final remarketing, interest on the applicable series of RSNs following the optional remarketing settlement date or the purchase contract settlement date, as applicable, will be payable on a semi-annual basis.
Option to Defer Interest Payments
Prior to any successful remarketing of the RSNs, the Company may elect at one or more times to defer payment of interest on either series of RSNs by extending the interest payment period for one or more consecutive interest periods. However, the Company is not permitted to defer the interest payable on the purchase contract settlement date or the maturity date of such series, and no interest payment may be deferred beyond the purchase contract settlement date, in the case of a deferral period beginning prior to the purchase contract settlement date, or the maturity date of such series, in the case of a deferral period beginning after the purchase contract settlement date.
Deferred interest on either or both series of RSNs will bear interest at the interest rate applicable to such series of RSNs, compounded on each interest payment date to, but excluding, the interest payment date on which such deferred interest is paid, subject to applicable law. As used herein, a “deferral period” refers to the period beginning on an interest payment date with respect to which the Company elects to defer interest and ending on the earlier of (i) the next interest payment date on which the Company has paid all accrued and previously unpaid interest (including compounded interest thereon) on such series of RSNs and (ii) (a) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (b) the maturity date of such series, in the case of a deferral period that begins after the purchase contract settlement date.
The Company will give the holders of the applicable series of RSNs and the Subordinated Note Indenture Trustee written notice of the Company’s election to begin a deferral period at least one business day before the record date for the interest payment date on which the Company intends to begin a deferral period. However, the Company’s failure to pay interest on any interest payment date will itself constitute the commencement of a deferral period unless the Company pays such interest within five business days after the interest payment date, whether or not the Company provides a notice of deferral. The Company may pay Additional Interest in cash on any scheduled interest payment date occurring on or prior to (i) the purchase contract settlement date, in the case of a deferral period that begins prior to the purchase contract settlement date, or (ii) the applicable maturity date, in the case of a deferral period that begins after the purchase contract settlement date; provided that in order to end a deferral period on any scheduled interest payment date other than the purchase contract settlement date or the applicable maturity date, the Company must deliver written notice thereof to holders of the applicable series of RSNs and the Subordinated Note Indenture Trustee on or before the relevant record date.
In connection with any successful remarketing during the final remarketing period, all accrued and unpaid deferred interest and compounded interest thereon (“Additional Interest”) will be paid to the holders of the applicable series of RSNs (whether or not such RSNs were remarketed in such remarketing) on the purchase contract settlement date in cash.

If the Company has paid all Additional Interest on the applicable series of RSNs, the Company can again defer interest payments on such series of RSNs as described above. The Subordinated Note Indenture does not limit the number or frequency of interest deferral periods.
If the Company has not paid all such Additional Interest in cash for a period of 30 days following the end of the deferral period, the Company will be in default under the Subordinated Note Indenture. See “—Events of Default” below. The Company currently does not intend to exercise its option to defer interest on the RSNs.
In connection with any successful remarketing of the RSNs, the interest deferral provisions will cease to apply to the RSNs.
Dividend and Other Payment Stoppages During Interest Deferral and Under Certain Other Circumstances
The Company has agreed that if a deferral period is continuing with respect to either series of RSNs or the Company has given notice of a deferral period and the deferral period has not yet commenced, then until all Additional Interest has been paid, the Company will not:
(i)declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of the Company’s capital stock;
(ii)make any payment of principal of, or interest or premium, if any, on, or repay, repurchase or redeem any of the Company’s debt securities that rank on parity with, or junior to, the RSNs (including any other junior subordinated notes issued pursuant to the Subordinated Note Indenture); or
(iii)make any guarantee payments under any guarantee by the Company of debt securities if the guarantee ranks on parity with, or junior to, the RSNs.
The restrictions listed above do not apply to:
(a)purchases, redemptions or other acquisitions of the Company’s capital stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors, agents or consultants or a stock purchase or dividend reinvestment plan, or the satisfaction of the Company’s obligations pursuant to any contract or security outstanding on the date the payment of interest is deferred requiring the Company to purchase, redeem or acquire the Company’s capital stock;
(b)any payment, repayment, redemption, purchase, acquisition or declaration of dividends described in clause (i) above as a result of a reclassification of the Company’s capital stock, or the exchange or conversion of all or a portion of one class or series of the Company’s capital stock, for another class or series of the Company’s capital stock;
(c)the purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of the Company’s capital stock or the security being converted or exchanged, or in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;
(d)dividends or distributions paid or made in the Company’s capital stock (or rights to acquire the Company’s capital stock), or repurchases, redemptions or acquisitions of capital stock in connection with the issuance or exchange of capital stock (or of securities convertible into or exchangeable for shares of the Company’s capital stock)

and distributions in connection with the settlement of stock purchase contracts outstanding on the date the payment of interest is deferred;
(e)redemptions, exchanges or repurchases of, or with respect to, any rights outstanding under a stockholder rights plan outstanding on the date the payment of interest is deferred or the declaration or payment thereunder of a dividend or distribution of or with respect to rights in the future;
(f)payments on the RSNs, any trust preferred securities, subordinated notes or junior subordinated notes, or any guarantees of any of the foregoing, in each case, that rank equal in right of payment to the RSNs, so long as the amount of payments made on account of such securities or guarantees is paid on all such securities and guarantees then outstanding on a pro rata basis in proportion to the full payment to which each series of such securities and guarantees is then entitled if paid in full; provided that, for the avoidance of doubt, the Company will not be permitted under the Subordinated Note Indenture to make interest payments in part; or
(g)any payment of deferred interest or principal on, or repayment, redemption or repurchase of, parity or junior securities that, if not made, would cause the Company to breach the terms of the instrument governing such parity or junior securities.
Remarketing
The RSNs will be remarketed as described under “Description of the Purchase Contracts— Remarketing.”
Following any successful remarketing of the RSNs:
•the interest rate on each series of the RSNs may be reset as described below and under “—Interest Rate Reset” below;
•interest will be payable on the RSNs semi-annually on February 1 and August 1 of each year;
•the Series 2019B RSNs will cease to be redeemable at the Company’s option, and the provisions described under “—Redemption at the Company’s Option” and “—Redemption Procedures” below will no longer apply to the Series 2019B RSNs; and
•the Company will cease to have the ability to defer interest payments on the RSNs, and the provisions described under “—Option to Defer Interest Payments” above will no longer apply to the RSNs.
All such modifications will take effect only if the remarketing is successful, without the consent of holders, on the optional remarketing settlement date or the purchase contract settlement date, as the case may be, and will apply to all RSNs, whether or not included in the remarketing. All other terms of the RSNs will remain unchanged.
The Company will use commercially reasonable efforts to ensure that, if required by applicable law, a registration statement, including a prospectus, with regard to the full amount of each series of RSNs to be remarketed will be effective under the securities laws in a form that may be used by the remarketing agent in connection with the remarketing (unless a registration statement is not required under the applicable laws and regulations that are in effect at that time or unless the Company conducts any remarketing in accordance with an exemption under the securities laws).
In order to remarket the RSNs, the remarketing agent, in consultation with the Company, may reset the interest rate on each series of RSNs (either upward or downward), in order to produce the required price in the remarketing, even if they were not included in the remarketing, as discussed under “Description of the Purchase Contracts—Remarketing.”
Remarketing of RSNs That Are Not Included in Corporate Units
At any time after the Company gives notice of a remarketing (other than during a blackout period), holders of RSNs of either series that do not underlie Corporate Units may elect to have their RSNs remarketed in such remarketing in the same manner as RSNs that underlie Corporate Units by delivering their RSNs along with a notice of this election to the custodial agent. The custodial agent will hold the RSNs separate from the collateral account in which the pledged securities will be held. Holders of RSNs electing to have their RSNs remarketed will also have the right to make or withdraw such election at any time on or prior to 4:00 p.m., New York City time, on the second business day immediately preceding the first day of an optional remarketing period or final remarketing period, as the case may be, in each case, other than during a blackout period. In the event of successful remarketing during the optional remarketing period, each holder of (i) separate Series 2019A RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per Series 2019A RSN and (ii) separate Series 2019B RSNs that elects to have such RSNs remarketed will receive, for each $1,000 principal amount of such RSNs sold, the remarketing price per Series 2019B RSN. The “remarketing price per Series 2019A RSN” means, for each $1,000 principal amount of Series 2019A RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the first and third bullets under “—Remarketing—Optional Remarketing—Components of the Treasury Portfolio” above divided by the number of Series 2019A RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. The “remarketing price per Series 2019B RSN” means, for each $1,000 principal amount of Series 2019B RSNs, an amount in cash equal to the quotient of the portion of the Treasury portfolio purchase price attributable to the components of the Treasury portfolio described in the second and fourth bullets under “—Remarketing—Optional Remarketing—Components of the Treasury Portfolio” above divided by the number of Series 2019B RSNs having a principal amount of $1,000 included in such remarketing that are held as components of Corporate Units. For purposes of determining the proceeds that the remarketing agent will seek to obtain for the RSNs in an optional remarketing, the “separate RSNs purchase price” means the amount of cash equal to the sum of (i) the product of (A) the remarketing price per Series 2019A RSN and (B) the number of Series 2019A RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units and (ii) the product of (A) the remarketing price per Series 2019B RSN and (B) the number of Series 2019B RSNs having a principal amount of $1,000 included in such remarketing that are not part of Corporate Units. In the event of a successful remarketing during the final remarketing period, each holder of separate RSNs that elects to have its RSNs remarketed will receive its pro rata portion of the proceeds of such final remarketing attributable to the remarketed separate RSNs, which, for each $1,000 principal amount of RSNs, will be an amount at least equal to $1,000 in cash. Any accrued and unpaid interest on such RSNs, including any Additional Interest, will be paid in cash by the Company, on the purchase contract settlement date.
Interest Rate Reset
In the case of a successful remarketing, the interest rate on each series of RSNs may be reset on the date of a successful remarketing and the relevant reset rate will become effective on the settlement date of the remarketing, which will be, in the case of an optional remarketing, the second business day following the optional remarketing date (or, if the remarketed RSNs are priced after 4:30 p.m., New York City time, on the optional remarketing date, the third business day following the optional remarketing date) and, in the case of the final remarketing period, the purchase contract settlement date. If a reset occurs pursuant to a successful optional remarketing, the reset rate will be the interest rate determined by the remarketing agent, in consultation with the Company, as the rate each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the Treasury portfolio purchase price plus the separate RSNs purchase price, if any. If a reset occurs pursuant to a successful final remarketing, the reset rate for each series of RSNs will be the interest rate or spread determined by the remarketing agent, in consultation with the Company, as the rate each series of RSNs should bear in order for the remarketing proceeds to equal at least 100% of the principal amount of the RSNs being remarketed. In any case, a reset rate may be higher or lower than the applicable initial interest rate of the RSNs depending on the results of the remarketing and market conditions at that time. However, in no event will the reset rate exceed the maximum rate permitted by applicable law. In addition, following a successful remarketing, interest on RSNs will be payable on a semi-annual basis on February 1 and August 1 of each year.
If the RSNs are not successfully remarketed, the interest rate will not be reset and the Series 2019A RSNs will continue to bear interest at the initial annual interest rate of 2.70% and the Series 2019B RSNs will continue to bear interest at the initial annual interest rate of 2.70%.
The remarketing agent is not obligated to purchase any RSNs that would otherwise remain unsold in the remarketing. None of the Company, the remarketing agent or any agent of the Company or the remarketing agent will be obligated in any case to provide funds to make payment upon tender of RSNs for remarketing.
Put Option upon Failed Remarketing
If the RSNs have not been successfully remarketed on or prior to the last day of the final remarketing period, holders of RSNs will have the right to require the Company to purchase their RSNs on the purchase contract settlement date, upon at least two business days’ prior notice in the case of RSNs that are not included in Corporate Units, at a price equal to the principal amount of such RSNs. In such circumstances, holders of RSNs that underlie Corporate Units will be deemed to have exercised such put right with respect to both series of RSNs as described under “Description of the Purchase Contracts—Remarketing,” unless they settle the related purchase contracts with separate cash.
Redemption at the Company’s Option
The Series 2019A RSNs are not subject to optional redemption at any time. The Company may redeem the Series 2019B RSNs at the Company’s option only if there has been a failed final remarketing. In that event, any Series 2019B RSNs that remain outstanding after the purchase contract settlement date will be redeemable on or after August 1, 2024 at the Company’s option, in whole or in part, at any time and from time to time, at a redemption price equal to the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the redemption date. The Company may at any time irrevocably waive the right to redeem the Series 2019B RSNs for any specified period (including the remaining term of the RSNs). The Company may not redeem the Series 2019B RSNs if the Series 2019B RSNs have been accelerated and such acceleration has not been rescinded or unless all accrued and unpaid interest has been paid in full on all outstanding Series 2019B RSNs for all interest periods terminating on or prior to the redemption date. Following a successful remarketing of the Series 2019B RSNs, the Series 2019B RSNs will cease to be redeemable at the Company’s option.

Redemption Procedures
The Company will mail notice of any optional redemption to the registered holder of the Series 2019B RSNs being redeemed not less than 30 days and not more than 60 days before the redemption date. The notice of redemption will identify, among other things, the redemption date, the redemption price and that, on the redemption date, the redemption price will become due and payable and that Series 2019B RSNs called for redemption will cease to accrue interest on and after the redemption date (unless there is a default on payment of the redemption price). Prior to the redemption date, the Company will deposit with the paying agent or the Subordinated Note Indenture Trustee money sufficient to pay the redemption price of the Series 2019B RSNs to be redeemed on that date. If the Company redeems less than all of the Series 2019B RSNs, the Subordinated Note Indenture Trustee will choose the Series 2019B RSNs to be redeemed by lot or in any manner that it deems fair and appropriate, and in any event, in accordance with the applicable procedures of DTC.
In the event the final remarketing fails and you do not settle the related purchase contracts with separate cash, if you hold RSNs as part of Corporate Units you will be deemed to exercise your option to put both series of RSNs to the Company unless you elect to settle the purchase contracts with separate cash as described under “Description of the Purchase Contracts—Notice to Settle with Cash,” and the Company will apply the put price against your obligations under the purchase contracts. This remedy has the effect similar to an automatic redemption of the RSNs, but the Company does not have to give you prior notice or follow any of the other redemption procedures.
The Company will not be required to register the transfer or exchange of (i) all Series 2019B RSNs during a period of 15 days immediately preceding the date notice is given of the selection of the Series 2019B RSNs for optional redemption or (ii) any Series 2019B RSN being redeemed, except with respect to the unredeemed portion of any Series 2019B RSN being redeemed in part.
Events of Default
The Subordinated Note Indenture provides that any one or more of the following described events with respect to either series of the RSNs, which has occurred and is continuing, constitutes an “Event of Default” with respect to the RSNs of such series:
(a)     failure for 30 days to pay interest on the RSNs of such series, including any Additional Interest in respect of the RSNs of such series, when due on an interest payment date other than at maturity or upon earlier redemption; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or
(b)     failure to pay principal of, or premium, if any, on or interest, including Additional Interest, on the RSNs of such series when due at maturity or upon earlier redemption; or
(c)     failure for three business days to deposit any sinking fund payment when due by the terms of a RSN of such series; or
(d)     failure to observe or perform any other covenant or warranty of the Company in the Subordinated Note Indenture (other than a covenant or warranty which has expressly been included in the Subordinated Note Indenture solely for the benefit of one or more series of junior subordinated notes other than such series of RSNs) for 90 days after written notice to the Company from the Subordinated Note Indenture Trustee or the holders of at least 25% in principal amount of the outstanding RSNs of such series; or
(e)     certain events of bankruptcy, insolvency or reorganization of the Company.

In addition, an “Event of Default” with respect to the RSNs will occur if the Company fails to pay the purchase price of any RSN on the purchase contract settlement date, if required under “—Put Option upon Failed Remarketing” above.
The holders of not less than a majority in aggregate outstanding principal amount of the RSNs of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Subordinated Note Indenture Trustee with respect to the RSNs of such series. If an Event of Default occurs and is continuing with respect to the RSNs of any series, then the Subordinated Note Indenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of the RSNs of such series may declare the principal amount of the RSNs due and payable immediately by notice in writing to the Company (and to the Subordinated Note Indenture Trustee if given by the holders), and upon any such declaration such principal amount shall become immediately due and payable. At any time after such a declaration of acceleration with respect to the RSNs of any series has been made and before a judgment or decree for payment of the money due has been obtained as provided in Article Five of the Subordinated Note Indenture, the holders of not less than a majority in aggregate outstanding principal amount of the RSNs of such series may, by written notice to the Company and the Subordinated Note Indenture Trustee, rescind and annul such declaration and its consequences if the default has been cured or waived and the Company has paid or deposited with the Subordinated Note Indenture Trustee a sum sufficient to pay all matured installments of interest (including any Additional Interest) and principal due otherwise than by acceleration and all sums paid or advanced by the Subordinated Note Indenture Trustee, including reasonable compensation and expenses of the Subordinated Note Indenture Trustee.
The holders of not less than a majority in aggregate outstanding principal amount of the RSNs of any series may, on behalf of the holders of all the RSNs of such series, waive any past default with respect to such series, except (i) a default in the payment of principal or interest (including Additional Interest) or (ii) a default in respect of a covenant or provision which under Article Nine of the Subordinated Note Indenture cannot be modified or amended without the consent of the holder of each outstanding RSN of such series affected.
Modification of Indenture
The Subordinated Note Indenture contains provisions permitting the Company and the Subordinated Note Indenture Trustee, with the consent of the holders of not less than a majority in principal amount of the outstanding RSNs of each series affected, to modify the Subordinated Note Indenture or the rights of the holders of the RSNs of such series; provided that no such modification may, without the consent of the holder of each outstanding RSN affected, (i) change the stated maturity of the principal of, or any installment of principal of or interest on, any RSN, or reduce the principal amount of any RSN or the rate of interest (including Additional Interest) on any RSN or any premium payable upon the redemption of any RSN, or change the method of calculating the rate of interest on any RSN, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity of any RSN (or, in the case of redemption, on or after the redemption date), or (ii) reduce the percentage of principal amount of the outstanding RSNs of any series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver (of compliance with certain provisions of the Subordinated Note Indenture or certain defaults under the Subordinated Note Indenture and their consequences) provided for in the Subordinated Note Indenture, or (iii) modify any of the provisions of the Subordinated Note Indenture relating to supplemental indentures, waiver of past defaults or waiver of certain covenants, except to increase any such percentage or to provide that certain other provisions of the Subordinated Note Indenture cannot be modified or waived without the consent of the holder of each outstanding

RSN affected thereby, or (iv) modify the provisions of the Subordinated Note Indenture with respect to the subordination of the RSNs in a manner adverse to such holder.
In addition to the purposes set forth above, the Company and the Subordinated Note Indenture Trustee may from time to time, without the consent of any holders of RSNs, amend and/or supplement the Subordinated Note Indenture for the following purposes:
•following the purchase contract settlement date, to supplement any of the provisions of the RSNs to such extent as shall be necessary to permit or facilitate the defeasance and discharge of the RSNs pursuant to the Subordinated Note Indenture, provided that any such action will not adversely affect the interests of any holder of any RSN in any material respect;
•set forth the terms of any series of RSNs following a successful remarketing to incorporate the reset interest rate, incorporate semi-annual interest payment dates, to eliminate the optional redemption provision in the Series 2019B RSNs and to eliminate the interest deferral provisions in the RSNs; and
•to conform the terms of the Subordinated Note Indenture and the RSNs to the descriptions thereof contained in the “Description of the Remarketable Junior Subordinated Notes,” “Description of the Equity Units,” “Description of the Purchase Contracts” and “Certain Provisions of the Purchase Contract and Pledge Agreement” sections in the preliminary prospectus supplement for the Equity Units, as supplemented and/or amended by the related pricing term sheet.
In addition, the Company and the Subordinated Note Indenture Trustee may execute, without the consent of any holders of RSNs, any supplemental indenture for certain other usual purposes, including the creation of any new series of junior subordinated notes under the Subordinated Note Indenture.
Consolidation, Merger and Sale
The Company shall not consolidate with or merge into any other corporation or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless (1) such other corporation or person is a corporation organized and existing under the laws of the United States, any state of the United States or the District of Columbia and such other corporation or person expressly assumes, by supplemental indenture executed and delivered to the Subordinated Note Indenture Trustee, the payment of the principal of and premium, if any, on and interest (including Additional Interest) on all the RSNs and the performance of every covenant of the Subordinated Note Indenture on the part of the Company to be performed or observed; (2) immediately after giving effect to such transactions, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (3) the Company has delivered to the Subordinated Note Indenture Trustee an officers’ certificate and an opinion of counsel, each stating that such transaction complies with the provisions of the Subordinated Note Indenture governing consolidation, merger, conveyance, transfer or lease and that all conditions precedent to the transaction have been complied with.
Information Concerning the Subordinated Note Indenture Trustee
The Subordinated Note Indenture Trustee, prior to an Event of Default with respect to RSNs of any series, undertakes to perform, with respect to RSNs of such series, only such duties as are specifically set forth in the Subordinated Note Indenture and, in case an Event of Default with respect to RSNs of any series has occurred and is continuing, shall exercise, with respect to RSNs of such series, the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Subordinated Note Indenture Trustee is under no obligation to exercise any of the powers vested in it by the Subordinated Note Indenture at the request of any holder of RSNs of any series, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred by the Subordinated Note Indenture Trustee. The Subordinated Note Indenture Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties if the Subordinated Note Indenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.
Governing Law
The Subordinated Note Indenture and the RSNs are governed by, and construed in accordance with, the internal laws of the State of New York.
Miscellaneous
The Company has the right at all times to assign any of its rights or obligations under the Subordinated Note Indenture to a direct or indirect wholly-owned subsidiary of the Company; provided, that, in the event of any such assignment, the Company will remain primarily liable for all such obligations. Subject to the foregoing, the Subordinated Note Indenture will be binding upon and inure to the benefit of the parties to the Subordinated Note Indenture and their respective successors and assigns.